                            [FORM OF LETTER AGREEMENT]

                              V.S.M. INVESTORS, LLC
                      c/o Vestar Capital Partners IV, L.P.
                                 245 Park Avenue
                                   41st Floor
                            New York, New York 10167

                                                     October 14, 2000


[Name of Executive]
[Address of Executive]

Dear __________:

                  1. Pursuant to the terms of the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") among V.S.M. Investors, LLC, a Delaware limited liability company ("Investors"), V.S.M. Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Investors ("Holdings"), V.S.M Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Holdings ("Acquisition"), and Sunrise Medical, Inc., a Delaware corporation (the "Company"), Acquisition will be merged into the Company (the "Merger").

                  2. By executing this letter agreement, you hereby agree that (i) so long as the Merger Agreement has not been terminated, you will not exercise any options to purchase Company common stock that you hold on the date hereof or that you acquire after the date of this letter agreement (the "Options") and (ii) upon consummation of the Merger:

                           (a) you hereby agree to the termination and cancellation of all of your Options as of the date (the "Tender Offer Date") Acquisition first purchases any shares of Company common stock pursuant to Acquisition's offer to purchase all of the outstanding shares of common stock, par value $1.00 per share, of the Company, regardless of whether you will be entitled to receive any consideration therefor pursuant to the Merger Agreement,

                           (b) you hereby grant to Acquisition a proxy to vote at any annual or special meeting of stockholders of the Company, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of, any and all shares of Company common stock issuable upon exercise of your Options ("Option Shares"), in connection with any matter.

                  THIS PROXY SHALL BE IRREVOCABLE AND SHALL BE DEEMED TO BE COUPLED WITH AN INTEREST. THIS AGREEMENT SHALL REVOKE ALL PRIOR PROXIES OR WRITTEN CONSENTS GIVEN BY THE UNDERSIGNED AT ANY TIME WITH RESPECT TO THE OPTION SHARES AND NO SUBSEQUENT PROXIES OR WRITTEN CONSENTS MAY BE

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                                                                              2


                  GIVEN (AND IF GIVEN WILL BE DEEMED NOT TO BE EFFECTIVE) BY THE UNDERSIGNED WITH RESPECT TO THE OPTION SHARES,

                           (c) If the Merger is not consummated in accordance with the Merger Agreement, any and all Options terminated pursuant to this letter agreement will be reinstated as if such Options were never terminated and had remained outstanding on and after the Tender Offer Date, and

                           (d) you will use 55% of the pre-tax proceeds received pursuant to this Section 2 in connection with the non-qualified options to purchase _________ shares of Company common stock issued to you on ________, to purchase _________ Class A Participating Preferred Units of Investors at a price of $10 per Unit, _________ Class B Common Units at a price of $.50 per Unit, __________ Class C Common Units at a price of $.20 per Unit and
         _________ Class D Common Units at a price of $.10 per Unit, and Investors will issue to you such Units.

                 3.        You hereby represent and warrant to Investors that:

                           (a) as of the date hereof, you have been granted and continue to hold outstanding Options to purchase _________ shares of Company common stock,

                           (b) you are competent to and have sufficient capacity to execute and deliver this letter agreement and to perform your obligations hereunder and this letter agreement has been duly executed and delivered by you,

                           (c) assuming the due execution and delivery of this letter agreement by Investors, this letter agreement constitutes your valid and binding obligation, enforceable against you in accordance with its terms, and

                           (d) the execution, delivery and performance of this letter agreement by you will not (i) conflict with or violate any law, rule, regulation, ordinance, writ, injunction, judgment or decree applicable to you or by which any of your assets may be bound or affected or (ii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which you are a party or by which you are bound.

                  4. You further agree that, prior to the first purchase of shares of common stock of the Company pursuant to the Tender Offer referred to in the Merger Agreement, you will execute and deliver to each of Investors and its subsidiaries that are party thereto (and each of Investors and its subsidiaries that are party thereto agree to execute and deliver to you) each of the following agreements:

                           (e) an Employment Agreement substantially in the form attached hereto as Exhibit 1, pursuant to which you will be employed as _______________, and you will receive, among other things:

                           - a base salary equal to the base salary you currently receive from the Company;

                           - the ability to participate in an annual bonus plan pursuant to which your target bonus will be __% of your base salary and your maximum bonus will be __% of your base salary; and

                           - in the event of termination of your employment with Investors and its subsidiaries without Cause or your resignation for Good Reason (each as defined in the Employment Agreement), severance benefits, including a payment equal to __________;

         and in consideration for the above, you will agree to be bound by certain restrictive covenants, including a covenant not to compete with Investor or any of its subsidiaries for a period equal to the greater of (x) ___ years from the consummation of the Merger and (y) ___ years after the termination of your employment with Investors and its subsidiaries.

                           (f) a Management Unit Subscription Agreement (the "Subscription Agreement"), substantially in the form attached hereto as
         Exhibit 2;

                           (g) a Securityholders Agreement substantially in the form attached hereto as Exhibit 3; and

                           (h) an Amended and Restated Limited Liability Company Agreement of Investors containing terms consistent with the provisions of the term sheet attached hereto as Exhibit 4 and such other provisions as are reasonable and customary in a limited liability company agreement of such nature.

                  5. You hereby represent that you have carefully reviewed this agreement and the Exhibits hereto, including, without limitation, Section 3 of the Subscription Agreement. You also represent and warrant that:

                           (a) your financial situation is such that you can afford to bear the economic risk of holding securities of Investors for an indefinite period of time, have adequate means for providing for your current needs and personal contingencies, and can afford to suffer a complete loss of your proposed investment in Investors;

                           (b) your knowledge and experience in financial and business matters are such that you are capable of evaluating the merits and risks of your proposed investment in Investors;

                           (c) you understand that your proposed investment in Investors is a speculative investment which involves a high degree of risk of loss, there are substantial restrictions on the transferability of the securities of Investors and, on the Closing Date (as defined in form of Subscription Agreement) and for an indefinite period following the Closing (as defined in the form of Subscription Agreement), there will be no public market for the securities of Investors and, accordingly, it may not be possible for you to liquidate your proposed investment in case of emergency, if at all;

                           (d) if you cease to be an employee of Investors or its subsidiaries, your proposed investment may be repurchased at a price which may be less than the fair market value thereof;

                           (e) you understand and take cognizance of all the risk factors related to your proposed investment and no representations or warranties have been made to you or your representatives concerning
         (i) your proposed investment, (ii) Investors and its subsidiaries,
         (iii) the prospects of any thereof or (iv) other matters;

                           (f) you have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, Investors and its representatives concerning Investors and its subsidiaries, the transactions contemplated by the Merger Agreement and this letter agreement and the Exhibits hereto and to obtain any additional information that you deem necessary;

                           (g) all information which you have provided to Investors and its representatives concerning you and your financial position is complete and correct as of the date hereof; and

                           (h) you are an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

                  6. You further represent that you have received and carefully reviewed the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 and all amendments thereto, and any and all subsequent filings made by the Company with the Securities and Exchange Commission and (b) the financial information provided by Vestar Capital Partners pursuant to its memorandum dated October 5, 2000.

                  7. You agree after the date hereof to cooperate with Investors in taking action reasonably necessary to consummate the transactions contemplated by this letter agreement and the Exhibits hereto, including the execution and delivery of ancillary agreements reasonably necessary to effectuate the aforesaid transactions, and to consent to modifications to the Exhibits hereto that do not adversely affect you.

                  8. Entry into this letter agreement and the other agreements referenced herein has been approved by the persons and/or entities who own more than 75% of the voting power of all (a) outstanding units of Investors, (b) outstanding stock of Holdings and (c) outstanding stock of Acquisition (determined in a manner consistent with Section 280G(b)(5) of the Internal Revenue Code of 1986, as amended and the proposed regulations promulgated thereunder).

                  9. The provisions of this letter agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that Vestar Capital Partners IV, L.P. is a third party beneficiary of this letter agreement and shall have the right to enforce the provisions hereof.

                  10. This letter agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

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                                                                              5


                  11. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

                  12. Any suit, action or proceeding with respect to this letter agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and the parties hereto hereby submit to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The parties hereto hereby irrevocably waive (i) any objections which any of them may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this letter agreement brought in any court of competent jurisdiction in the State of Delaware, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

                  13. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

                           (a)    If to Investors:

                                  V.S.M. Investors, LLC
                                  c/o Vestar Capital Partners
                                  245 Park Avenue, 41st Floor
                                  New York, NY  10167
                                  Attn: General Counsel
                                  Telecopy: (212) 808-4922

                                  with a copy to:

                                  Simpson Thacher & Bartlett
                                  425 Lexington Avenue
                                  New York, NY 10017-3954
                                  Attn: Peter J. Gordon
                                  Telecopy: (212) 455-2502

                           (b) If to you, to the address shown beneath your name on the signature page attached hereto.

                  14. This letter agreement and the Exhibits hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This letter agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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                                                                              6


                  15. This letter agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  16. Each of you acknowledges and agrees that a violation of any of the terms of this letter agreement will cause Investors and its subsidiaries irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that Investors shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this letter agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

                  17. Your rights and remedies and the rights and remedies of Investors and its subsidiaries under this letter agreement shall be cumulative and not exclusive of any rights or remedies which any of them would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by any party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this letter agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                                            Very truly yours,

                                            V.S.M. INVESTORS, LLC

                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


Agreed and accepted as of the
Date first written above:


------------------------------------
[Name of Executive]
[Address of Executive]

                                CONSENT OF SPOUSE

                  I, ____________, the undersigned spouse of Executive, hereby acknowledge that I have read the foregoing letter agreement (the "AGREEMENT") and that I understand its contents. I am aware that the Agreement provides for the cancellation of my spouse's options to purchase shares of common stock of Sunrise Medical, Inc. under certain circumstances in consideration for cash and imposes restrictions on the use of the proceeds received by my spouse in connection therewith. I agree that my spouse's interest in the common stock of Sunrise Medical, Inc. is subject to the Agreement and any interest I may have in such common stock shall also be irrevocably bound by the Agreement and, further, that my community property interest in such common stock, if any, shall be similarly bound by the Agreement.

                  I am aware that the legal, financial and other matters contained in the Agreement are complex and that I am encouraged to seek advice with respect thereto from independent legal counsel and/or financial advisors. I have either sought such advice or determined after carefully reviewing the Agreement that I hereby waive such right.

                                     Acknowledged and agreed this ___ day of
                                     October, 2000.



                                     ----------------------------------------

                                     Name:
                                          -----------------------------------


                                     ----------------------------------------
                                                     Witness

                                                                      EXHIBIT 1

                                                                      EXHIBIT 2

                                                                      EXHIBIT 3

                                                                      EXHIBIT 4

                              EMPLOYMENT AGREEMENT

                          (__________________________)


                  EMPLOYMENT AGREEMENT (the "Agreement") dated as of ______ __, 2000 by and between ___________ (along with its successors, the "Company") and ____________. (the "Executive").

                  WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment, and the Executive desires to accept such employment and enter into such an agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

                  1.       EFFECTIVENESS OF AGREEMENT/PRIOR AGREEMENTS.

                           a.     Notwithstanding any other provision of this
Agreement, this Agreement shall constitute a binding obligation of the parties hereto as of the date hereof but shall only become effective as of the date that shares of Company Common Stock are first purchased pursuant to the Offer (the "Effective Date"), as such terms are defined in the Agreement and Plan of Merger dated as of _____________ ____, 2000 by and among V.S.M. Investors, LLC, V.S.M. Holdings, Inc., V.S.M. Acquisition Corp. and the Company (as it may be amended from time to time, the "Merger Agreement"). If the Merger Agreement is terminated for any reason, this Agreement shall, on such termination date, be null and void.

                           b.     PRIOR AGREEMENTS. Effective immediately
preceding the Effective Date, this Agreement supersedes and renders null and void all prior agreements and understandings (including any verbal agreements or understandings) between Executive and the Company and/or its affiliates (excluding V.S.M. Investors, LLC) [(other than the Promissory Note dated ______ __, ____, and the _____________________)] regarding the terms and conditions of Executive's employment with the Company and/or its affiliates, including, without limitation: [the employment agreement between Executive and the Company, dated______________, as amended; the Severance Agreement, dated ________ ___ ____, as amended; the Change in Control Agreement, dated _____
___, ____, as amended; the Terms and Conditions of Change in Control Agreement between the Company and "Employee", dated __________ __, ____, as amended; and the Indemnification Agreement between Executive and the Company, dated _______ __, ____, as amended] (such agreements together with any other prior agreements and understandings, collectively, the "Prior Agreements"). In addition, the provisions of this Agreement shall supersede and take precedence over conflicting provisions of the Merger Agreement as applied to Executive. It is expressly understood that from and after the Closing the Company and its affiliates shall have no further obligations, and Executive shall have no further rights, under the Prior Agreements, including, without limitation, any right to any severance, termination or change of control related payments and benefits.

                  2. EMPLOYMENT TERM. The term of Executive's employment pursuant to this Agreement shall be the period commencing upon the Effective Date and terminating on the date Executive's employment hereunder terminates pursuant to Section 7 (the "Employment Term").

                  3.       POSITION.

                           a.     During the Employment Term, Executive shall
serve as _________________. In such position, Executive shall have such duties and authority as shall be determined from time to time by the Company or the Chief Executive Officer of the Company. Upon the vote or request of the Company stockholders, Executive shall serve without additional compensation on the Board of Directors of the Company (the "Board") and upon the vote or request of the Board, Executive shall serve without additional compensation on any applicable committee thereof and/or upon the vote or request of any person or entity possessing authority with respect to such matters, Executive shall serve without additional compensation on the board of directors of any affiliate or subsidiary of the Company.

                           b.     During the Employment Term, Executive shall
devote his full business time and best efforts to the performance of his duties hereunder and shall not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Board.

                  4. BASE SALARY. During the Employment Term, the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of $______, payable in regular installments in accordance with the Company's usual payment practices. Executive shall be entitled to such increases in Base Salary, if any, as may be determined from time to time in the sole discretion of the Board and such higher annual rate shall thereafter be deemed to be the Base Salary for purposes of this Agreement.

                  5. ANNUAL BONUS. With respect to the fiscal year of the Company ending June 30, 2001, Executive shall continue to participate in an annual incentive compensation plan of the Company (which plan shall be different from the one currently in effect in that all performance targets shall be EBITDA based), and shall continue to have bonus opportunities that are the same as the opportunities provided under the plan currently in effect. With respect to each full fiscal year of the Company thereafter, commencing with the fiscal year ending June 30, 2002, the Board shall establish and adopt an annual incentive compensation plan for selected Company employees which shall provide bonuses based upon the plan participant's position with the Company and performance of his or her duties with respect to the Company, and Executive shall be provided, during the Employment Term, an opportunity to earn an annual bonus ("Annual Bonus") under such, plan commensurate with his position in the Company.

                  6. EMPLOYEE BENEFITS; PERQUISITES; BUSINESS EXPENSES. During the Employment Term, Executive shall be entitled to receive perquisites and employee benefits (excluding other severance benefits) as may be in effect from time to time (collectively,

"Employee Benefits"), on the same basis as those Employee Benefits are generally made available to other senior executives of the Company. During the Employment Term, reasonable business expenses incurred by Executive in the performance of Executive's duties hereunder shall be reimbursed by the Company in accordance with Company policies.

                  7. TERMINATION. The Employment Term and Executive's employment hereunder may be terminated by either party at any time and for any reason; provided that Executive shall be required to give the Company at least 60 days advance written notice of any resignation of Executive's employment. Notwithstanding any other provision of this Agreement, the provisions of this Section shall exclusively govern Executive's rights upon termination of employment hereunder.

                           a.     BY THE COMPANY FOR CAUSE OR BY EXECUTIVE'S
RESIGNATION WITHOUT GOOD REASON. (i) The Employment Term and Executive's employment hereunder may be terminated by the Company for "Cause" (as defined below) and shall terminate automatically upon Executive's resignation without "Good Reason" (as defined in Section 7(c)).

                  (ii) For purposes of this Agreement "Cause" shall mean:

                  (A) Executive's indictment for a felony or a crime involving moral turpitude which in the reasonable judgment of the Board has materially interfered with the ability of Executive to perform his duties hereunder or has caused significant harm to the Company or its business;

                  (B) Executive's conviction of a felony or a crime involving moral turpitude or a plea of guilty or nolo contendere involving such a crime;

                  (C) Executive's commission of an act of fraud or embezzlement or malfeasance or willful misconduct in the performance of his duties hereunder, including any material misrepresentation or concealment on any report submitted to the Company (or any of its stockholders or affiliates);

                  (D) Executive's violation of written Company policies regarding employment, including without limitation substance abuse, sexual harassment and discrimination, which violation, in the reasonable judgment of the Board, has materially interfered with the ability of Executive to perform his duties hereunder or has caused significant harm to the Company or its business, but excluding any violation which results from an unintentional act or which results from an intentional act which Executive did not know would constitute such a violation (unless Executive reasonably should have known that such action could constitute such a violation);

                  (E) Repeated failure by Executive to comply with the reasonable directives of the Board or the Chief Executive Officer of the Company consistent with Executive's duties hereunder, PROVIDED Executive does not cure such failure promptly following receipt of notice of such failure; or

                  (F) Executive's material breach of any of the provisions of this Agreement or any other agreement he has entered into with the Company or any of its stockholders or affiliates.

                  (iii) If Executive's employment is terminated by the Company for Cause, or if Executive resigns without Good Reason, Executive shall be entitled to receive: (A) Base Salary through the date of termination; (B) any Annual Bonus earned but unpaid as of the date of termination for any previously completed Annual Bonus performance period; (C) reimbursement for any unreimbursed business expenses properly incurred and reported by Executive in accordance with Company policy prior to the date of Executive's termination; and (D) such Employee Benefits, if any, as to which Executive may be entitled under the terms of the documents governing the provisions of such benefits (the amounts described in clauses (A) through (D) hereof being referred to as the "Accrued Rights").

                  Following such termination of Executive's employment by the Company for Cause or resignation by Executive without Good Reason, except as set forth in this Section 7(a)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement; provided however, that if (x) Executive's employment is terminated by the Company for Cause pursuant to Section 7(a)(ii)(A) above because he has been indicted and (y) it subsequently becomes reasonably certain that Executive will not be convicted of any of the counts set forth in such indictment other than as a result of a plea of nolo contendere by Executive or a plea of guilty by Executive to one or more other charges, then Executive shall be entitled to receive in addition to the Accrued Rights a lump sum payment, payable in cash within 10 days following the date that it becomes so reasonably certain, equal to (a) the product of (i) _______, multiplied by (ii) [the sum of (x) the] Base Salary [plus (y) the target Annual Bonus in respect of the fiscal year most recently completed prior to the date on which Executive was terminated by the Company] minus (b) the value of any other cash severance or termination benefits that are payable or were paid to Executive under any other plan, program or arrangement of the Company.

                  b. DISABILITY OR DEATH. (i) The Employment Term and Executive's employment hereunder shall terminate upon Executive's death and may be terminated by the Company if Executive becomes physically or mentally incapacitated and is therefore unable for a period of six consecutive months or for an aggregate of 180 days in any twelve month period to perform Executive's duties hereunder (such incapacity is hereinafter referred to as "Disability"). Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician selected and compensated by the Company.

                  (ii) Upon termination of Executive's employment hereunder for death or the termination of Executive's employment by the Company as a result of Disability, Executive, his estate or legal representative (as the case may be) shall be entitled to receive the Accrued Rights.

                  Following Executive's termination of employment due to death or the termination of Executive's employment by the Company as a result of Disability, except as set forth in this Section 7(b)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                  c. BY THE COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON. (i) The Employment Term and Executive's employment hereunder may be terminated by the Company without Cause or by Executive's resignation for Good Reason.

                  (ii) For purposes of this Agreement, "Good Reason" shall mean:

                  (A) (1) the Company's assignment to Executive of any duties materially inconsistent with Executive's position with the Company, or (2) a change by the Company in the conditions of Executive's employment, which assignment or change affects Executive in a materially and negatively adverse manner;

                  (B) (1) the Company's reduction of Executive's Base Salary, or (2) the Company's failure to pay to Executive any portion of Executive's current compensation or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, in either event within 15 days following the date either such payment was due;

                  (C) the Company's imposition of a requirement that Executive be principally based at a location that is more than 30 miles away from the location at which, or outside of the country in which, Executive is currently principally based (other than a temporary relocation related to travel on the Company's business);

                  (D) the Company's failure to permit Executive's participation in any material incentive compensation plan applicable to senior executives of the Company on a basis consistent with Executive's position in the Company and the performance of Executive's duties (unless Executive is permitted to participate in other arrangements which provide, in the aggregate, equal or superior economic opportunities to Executive);

                  (E) the Company's failure to continue to provide Executive with benefits substantially comparable, in the aggregate, to those enjoyed by Executive under any of the Company's vacation, life insurance, medical, health and accident, disability or other benefit plans in which Executive participated at the time of the Closing, PROVIDED that the cost of providing such benefits is not materially greater than the cost of providing such benefits as of the date hereof; or

                  (F) the Company's failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement.

                  Notwithstanding anything to the contrary in the foregoing:
(1) Executive shall only have Good Reason to terminate employment following the Company's failure to remedy the act or omission which is alleged to constitute Good Reason within 15 days following the Company's receipt of written notice from Executive specifying such act or omission; and (2) none of the foregoing acts or omissions shall be deemed to constitute Good Reason if such act or omission is a direct consequence of or directly related to the Company's ceasing to be publicly owned or the change in the nature and number of stockholders in the Company.

                  (iii) If Executive's employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, Executive shall be entitled to receive: (A) the Accrued Rights; (B)[a lump sum payment, payable in cash within 10 days following Executive's termination of employment, equal to (a) the product of (i) _______, multiplied by (ii) the sum of (x) the Base Salary plus (y) the target Annual Bonus in respect of the fiscal year most recently completed] [an aggregate amount, payable in _____ equal monthly installments, equal to (a) the product of (i) ________ multiplied by (ii) the Base Salary] minus (b) the value of any other cash severance or termination benefits payable to Executive under any other plan, program or arrangement of the Company; (C) [Employee Benefits (excluding any pension, incentive or equity related benefits)][health benefits]
[medical dental and life insurance benefits], until the earlier of the [_______] anniversary of the date of termination or the date Executive becomes eligible to receive comparable benefits from another employer (either because he becomes employed by, or becomes an independent contractor with respect, to such employer)(provided that any insured benefits remain insurable on the same basis as existed prior to termination); and (D) reasonable outplacement services provided by Company until the earlier of the six month anniversary of the date of termination or the date Executive becomes employed by, or an independent contractor with respect to, another employer.

                  Following Executive's termination of employment by the Company without Cause (other than by reason of Executive's death or Disability) or by Executive's resignation for Good Reason, except as set forth in this Section 7(c)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

                           d.     NOTICE OF TERMINATION. Any purported
termination of employment by the Company or by Executive (other than due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12(h) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

                           e.     BOARD RESIGNATION. Upon termination of this
Agreement for any reason, Executive agrees to resign, as of the date of such termination, from the Board and, as applicable, from the board of directors of any of the subsidiaries or affiliates of the Company.

                  8. NON-COMPETITION. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

                           a.     During the period commencing on the date
hereof and ending on the [later to occur of two years from the Closing
(as such term is defined in the Merger Agreement or the ]________ anniversary of the date Executive's employment with the Company terminates, Executive shall not, whether on Executive's own behalf or on behalf of or in conjunction with any other person or entity, directly or indirectly (A) solicit, or assist in soliciting, the business of any client or prospective client of the Company or any of its subsidiaries or affiliates, or hire any employee of the Company or any of its subsidiaries or affiliates, or interfere with, or attempt to interfere with, the relationships between the Company or any of its subsidiaries or affiliates, on the one hand, and any of their respective customers, clients, suppliers, partners, members, employees or investors, on the other hand; or (B) become an employee, agent, representative, consultant, partner, shareholder or holder of any other financial interest with respect to any person or entity that competes with the Company or any of its subsidiaries or affiliates (or that conducts the type of business that the Company or any of its subsidiaries has taken concrete action to conduct in the future).

                           b.     It is expressly understood and agreed that
although Executive and the Company consider the restrictions contained in this
Section 8 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

                  9.       CONFIDENTIALITY; INVENTIONS.

                           a.     CONFIDENTIALITY. Executive shall not at any
time (whether during or after Executive's employment with the Company) disclose or use for Executive's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company; PROVIDED that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant. Except as required by law, Executive shall not disclose to anyone, other than his immediate family and legal or financial advisors, the existence or contents of this Agreement. Executive agrees that upon termination of Executive's employment with the Company for any reason, he shall return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks and diaries that do not contain confidential information of the type described in the preceding sentence. Executive further agrees that he shall not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

                           b.     PRIOR INVENTIONS. Executive has attached
hereto, as Exhibit A, a list describing all inventions, works of authorship (including software, related items, databases, documentation, site content, text or graphics), developments, improvements, and trade secrets ("Inventions") which were created or contributed to by Executive either solely or jointly with others prior to Executive's employment with the Company (collectively referred to as "Prior Inventions") which relate to the Company's proposed or current business, services, products or research and development; or, if no such list is attached, Executive represents that there are no such Prior Inventions. If in the course of Executive's employment with the Company, Executive uses or relies upon a Prior Invention in Executive's creation or contribution to any work of authorship, invention, product, service, process, machine or other property of the Company, Executive shall inform the Company promptly and, upon request, use Executive's best efforts to procure any consents of third parties necessary for the Company's use of such Prior Invention. To the fullest extent permissible by law, Executive hereby grants the Company a non-exclusive royalty-free, irrevocable, perpetual, worldwide license under all of Executive's Prior Inventions to make, have made, copy, modify, distribute, use and sell works of authorship, products, services, processes and machines and to otherwise operate the Company's current and future business.

                           c.     OWNERSHIP OF INVENTIONS. Executive agrees
that Executive shall promptly make full written disclosure to the Company, and hereby assign to the Company, or its designee, all of Executive's right, title and interest in and to any and all Inventions, whether or not patentable, which Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Executive is in the employ of the Company (collectively referred to as "Company Inventions"). Executive further acknowledges that all original works of authorship which are created or contributed to by Executive (solely or jointly with others) within the scope of and during the period of Executive's employment with the Company are to be deemed "works made for hire," as that term is defined in the United States Copyright Act, and the copyright and all intellectual property rights therein shall be the sole property of the Company. To the extent any of such works are deemed not to be "works made for hire," Executive hereby assigns the copyright and all other intellectual property rights in such works to the Company.

                           d.     CONTRACTS WITH THE UNITED STATES. Executive
agrees to execute any licenses or assignments as required by any contract between the Company and the United States or any of its agencies.

                           e.     MAINTENANCE OF RECORDS. Executive agrees to
keep and maintain adequate and current written records of all Company Inventions made by Executive (solely or jointly with others) during the term and within the scope of Executive's employment with the Company. The records shall be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records shall be available to and remain the sole property and intellectual property of the Company at all times.

                           f.     FURTHER ASSURANCES. Executive covenants to
take all requested actions and execute all requested documents to assist the Company, or its designee, at the Company's expense, in every way to secure the Company's above rights in the Prior Inventions and Company Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, and to pursue any patents or registrations with respect thereto. This covenant shall survive the termination of this Agreement. If the Company is unable for any other reason to secure Executive's signature on any document for this purpose, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney in fact, to act for and in Executive's behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing.

                  10. SPECIFIC PERFORMANCE. Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 8, 9 or 10 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

                  11. EXCESS PARACHUTE PAYMENTS. If (i) any payments to Executive from the Company constitute "excess parachute payments" (as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code")), (ii) the relevant "change in the ownership" (within the meaning of
Section 280G(b)(2)(A)(i)(I) of the Code) is the "Merger" (as defined in the Merger Agreement), and (iii) Executive is therefore obligated to pay a tax pursuant to Section 4999 of the Code in relation to such payments, then the Company shall pay Executive an additional amount equal to such tax (the "Parachute Bonus"), plus an amount (the "Amount") equal to the amount of ordinary income tax, payroll tax and any excise tax that Executive is obligated to pay with respect to the Parachute Bonus and the Amount, such that the Executive shall have no out-of-pocket tax liability for the Parachute Bonus or the Amount.

                  12.      MISCELLANEOUS.

                           a.     GOVERNING LAW.  This Agreement shall be
governed by and construed in accordance with the laws of the state where Executive primarily works.

                           b.     ARBITRATION. Executive and the Company agree
to use final and binding arbitration to resolve any dispute between them with respect to any matter arising from or relating to this Agreement. The arbitrator in any such arbitration shall be limited to selecting one of the proposed determinations submitted by the parties as its final determination with respect to the arbitration and shall not have the authority to alter in any way any proposed determination so submitted.

                           c.     ENTIRE AGREEMENT/AMENDMENTS. This Agreement
contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified or amended except by written instrument signed by the parties hereto.

                           d.     NO WAIVER. The failure of a party to insist
upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                           e.     SEVERABILITY. In the event that any one or
more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                           f.     ASSIGNMENT. This Agreement shall not be
assignable by Executive. This Agreement may be assigned by the Company to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

                           g.     SUCCESSORS; BINDING AGREEMENT. This
Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

                           h.     NOTICE. For the purpose of this Agreement,
notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                 If to the Company:


                 ------------------

                 ------------------

                 ------------------
                 Attention:

                 With copies to:

                 Vestar Capital Partners
                 245 park Avenue, 41st Floor
                 New York, New York 10167
                 Attention:  Jack M. Feder
                             General Counsel


                               and


                 Simpson Thacher & Bartlett
                 425 Lexington Avenue
                 New York, New York
                 Attention:  Peter J. Gordon

                  If to Executive:

         To the most recent address of Executive set forth in the personnel records of the Company.

         With a copy to:

         Debevoise & Plimpton
         875 Third Avenue, 22nd Floor
         New York, New York  10022
         Attention:  Lawrence K. Cagney

               i. EXECUTIVE REPRESENTATION. Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound.

               j. COOPERATION. Executive shall provide his reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive's employment hereunder. This provision shall survive any termination of this Agreement.

               k. WITHHOLDING TAXES. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

               l. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



         [COMPANY]                                         [EXECUTIVE]

--------------------------------------      ------------------------------------
By:
Title:

                              EMPLOYMENT AGREEMENT

                               (MICHAEL N. HAMMES)


       EMPLOYMENT AGREEMENT (the "Agreement") dated as of ______ __, 2000 by and between Sunrise Medical Inc. (along with its successors, the "Company") and M.
N. H. (the "Executive").

       WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment, and the Executive desires to accept such employment and enter into such an agreement;

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

       1. EFFECTIVENESS OF AGREEMENT/PRIOR AGREEMENTS.

          a. Notwithstanding any other provision of this Agreement, this Agreement shall constitute a binding obligation of the parties hereto as of the date hereof but shall only become effective as of the date that shares of Company Common Stock are first purchased pursuant to the Offer (the "Effective Date"), as such terms are defined in the Agreement and Plan of Merger dated as of _____________ ____, 2000 by and among V.S.M. Investors, LLC, V.S.M. Holdings, Inc., V.S.M. Acquisition Corp. and the Company (as it may be amended from time to time, the "Merger Agreement"). If the Merger Agreement is terminated for any reason, this Agreement shall, on such termination date, be null and void.

          b. PRIOR AGREEMENTS. Effective immediately preceding the Effective Date, this Agreement supersedes and renders null and void all prior agreements and understandings (including any verbal agreements or understandings) between Executive and the Company and/or its affiliates (excluding V.S.M. Investors, LLC)(other than the Associate Patent and Trade Secret Agreement), regarding the terms and conditions of Executive's employment with the Company and/or its affiliates, including, without limitation: the employment agreement between Executive and the Company, dated December 17, 1999, as amended; the Severance Agreement, executed by Executive and by Murray Hutchison, on behalf of the Company, dated ________ ___ 2000 (attached as Exhibit C to the December 19, 1999 employment agreement), as amended; the Change in Control Agreement executed by Executive and by Murray Hutchison, on behalf of the Company, dated _____ ___, ____ (attached as Exhibit D to the December 19, 1999 employment agreement), as amended; the Terms and Conditions of Change in Control Agreement between the Company and "Employee", dated __________ __, ____, as amended; and the Indemnification Agreement between Executive and the Company, dated April 28, 1998, as amended (such agreements together with any other prior agreements and understandings, collectively, the "Prior Agreements"). In addition, the provisions of this Agreement shall supersede and take precedence over conflicting provisions of the Merger Agreement as applied to Executive. It is expressly understood that from and after the Closing the Company and its affiliates shall have no further obligations, and Executive shall have no further rights, under the

Prior Agreements, including, without limitation, any right to any severance, termination or change of control related payments and benefits.

       2. EMPLOYMENT TERM. The term of Executive's employment pursuant to this Agreement shall be the period commencing upon the Effective Date and terminating on the date Executive's employment hereunder terminates pursuant to Section 7 (the "Employment Term").

       3. POSITION.

          a. During the Employment Term, Executive shall serve as President and Chief Executive Officer of the Company. In such position, Executive shall have such duties and authority as shall be determined from time to time by the Board of Directors of the Company (the "Board"). Upon the vote or request of the Company stockholders, Executive shall serve without additional compensation on the Board and upon the vote or request of the Board, Executive shall serve without additional compensation on any applicable committee thereof and/or upon the vote or request of any person or entity possessing authority with respect to such matters, Executive shall serve without additional compensation on the board of directors of any affiliate or subsidiary of the Company.

          b. During the Employment Term, Executive shall devote his full business time and best efforts to the performance of his duties hereunder and shall not engage in any other business, profession or occupation for compensation or otherwise which would conflict or interfere with the rendition of such services either directly or indirectly, without the prior written consent of the Board; PROVIDED that nothing herein shall preclude Executive from continuing to serve on the board of directors or trustees of any business corporation or charitable organization on which he currently serves and which is identified on Exhibit A hereto; PROVIDED in each case, and in the aggregate, that such activities do not conflict or interfere with the performance of Executive's duties hereunder or conflict with Section 8.

       4. BASE SALARY. During the Employment Term, the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of $_______, payable in regular installments in accordance with the Company's usual payment practices. Executive shall be entitled to such increases in Base Salary, if any, as may be determined from time to time in the sole discretion of the Board and such higher annual rate shall thereafter be deemed to be the Base Salary for purposes of this Agreement.

       5. ANNUAL BONUS. With respect to the fiscal year of the Company ending June 30, 2001, Executive shall continue to participate in an annual incentive compensation plan of the Company (which plan shall be different from the one currently in effect in that all performance targets shall be EBITDA based), and shall continue to have bonus opportunities that are the same as the opportunities provided under the plan currently in effect. With respect to each full fiscal year of the Company thereafter, commencing with the fiscal year ending June 30, 2002, the Board shall establish and adopt an annual incentive compensation plan for selected Company employees which shall provide bonuses based upon the plan participant's position with the Company and performance of his or her duties with respect to the Company, and Executive shall be provided, during the Employment Term, an opportunity to earn an annual bonus ("Annual Bonus") under such plan, commensurate with his position in the Company.

       6. EMPLOYEE BENEFITS; PERQUISITES; BUSINESS EXPENSES. During the Employment Term, Executive shall be entitled to receive perquisites and employee benefits (excluding other severance benefits) as may be in effect from time to time (collectively, "Employee Benefits"), on the same basis as those Employee Benefits are generally made available to other senior executives of the Company. During the Employment Term, reasonable business expenses incurred by Executive in the performance of Executive's duties hereunder shall be reimbursed by the Company in accordance with Company policies.

       7. TERMINATION. The Employment Term and Executive's employment hereunder may be terminated by either party at any time and for any reason; provided that Executive shall be required to give the Company at least 60 days advance written notice of any resignation of Executive's employment. Notwithstanding any other provision of this Agreement, the provisions of this Section shall exclusively govern Executive's rights upon termination of employment hereunder.

          a. BY THE COMPANY FOR CAUSE OR BY EXECUTIVE'S RESIGNATION WITHOUT GOOD REASON. (i) The Employment Term and Executive's employment hereunder may be terminated by the Company for "Cause" (as defined below) and shall terminate automatically upon Executive's resignation without "Good Reason" (as defined in Section 7(c)).

       (ii) For purposes of this Agreement "Cause" shall mean:

       (A) Executive's indictment for a felony or a crime involving moral turpitude, which in the reasonable judgment of the Board has materially interfered with the ability of Executive to perform his duties hereunder or has caused significant harm to the Company or its business;

       (B) Executive's conviction of a felony or a crime involving moral turpitude or a plea of guilty or nolo contendere involving such a crime;

       (C) Executive's commission of an act of fraud or embezzlement or malfeasance or willful misconduct in the performance of his duties hereunder, including any material misrepresentation or concealment on any report submitted to the Company (or any of its stockholders or affiliates);

       (D) Executive's violation of written Company policies regarding employment, including without limitation substance abuse, sexual harassment and discrimination, which violation, in the reasonable judgment of the Board, has materially interfered with the ability of Executive to perform his duties hereunder or has caused significant harm to the Company or its business, but excluding any violation which results from an unintentional act or which results from an intentional act which Executive did not know would constitute such a violation (unless Executive reasonably should have known that such action could constitute such a violation);

       (E) Repeated failure by Executive to comply with the reasonable directives of the Board consistent with Executive's duties hereunder, PROVIDED Executive does not cure such failure promptly following receipt of notice of such failure; or

       (F) Executive's material breach of any of the provisions of this Agreement or any other agreement he has entered into with the Company or any of its stockholders or affiliates.

          (iii) If Executive's employment is terminated by the Company for Cause, or if Executive resigns without Good Reason, Executive shall be entitled to receive: (A) Base Salary through the date of termination; (B) any Annual Bonus earned but unpaid as of the date of termination for any previously completed Annual Bonus performance period; (C) reimbursement for any unreimbursed business expenses properly incurred and reported by Executive in accordance with Company policy prior to the date of Executive's termination; and
(D) such Employee Benefits, if any, as to which Executive may be entitled under the terms of the documents governing the provisions of such benefits (the amounts described in clauses (A) through (D) hereof being referred to as the "Accrued Rights").

          Following such termination of Executive's employment by the Company for Cause or resignation by Executive without Good Reason, except as set forth in this Section 7(a)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement; provided however, that if (x) Executive's employment is terminated by the Company for Cause pursuant to
Section 7(a)(ii)(A) above because he has been indicted and (y) it subsequently becomes reasonably certain that Executive will not be convicted of any of the counts set forth in such indictment other than as a result of a plea of nolo contendere by Executive or a plea of guilty by Executive to one or more other charges, then Executive shall be entitled to receive in addition to the Accrued Rights a lump sum payment, payable in cash within 10 days following the date that it becomes so reasonably certain, equal to (a) the product of (i) three, multiplied by (ii) the sum of (x) the Base Salary plus (y) the target Annual Bonus in respect of the fiscal year most recently completed prior to the date on which Executive was terminated by the Company minus (b) the value of any other cash severance or termination benefits that are payable or were paid to Executive under any other plan, program or arrangement of the Company..

          b. DISABILITY OR DEATH. (i) The Employment Term and Executive's employment hereunder shall terminate upon Executive's death and may be terminated by the Company if Executive becomes physically or mentally incapacitated and is therefore unable for a period of six consecutive months or for an aggregate of 180 days in any twelve month period to perform Executive's duties hereunder (such incapacity is hereinafter referred to as "Disability"). Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician selected and compensated by the Company.

       (ii) Upon termination of Executive's employment hereunder for death or the termination of Executive's employment by the Company as a result of Disability, Executive, his estate or legal representative (as the case may be) shall be entitled to receive the Accrued Rights.

       Following Executive's termination of employment due to death or the termination of Executive's employment by the Company as a result of Disability, except as set forth in this Section 7(b)(ii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

          c. BY THE COMPANY WITHOUT CAUSE OR RESIGNATION BY EXECUTIVE FOR GOOD REASON. (i) The Employment Term and Executive's employment hereunder may be terminated by the Company without Cause or by Executive's resignation for Good Reason.

       (ii) For purposes of this Agreement, "Good Reason" shall mean:

       (A) (1) the Company's assignment to Executive of any duties materially inconsistent with Executive's position with the Company, or (2) a change by the Company in the conditions of Executive's employment, which assignment or change affects Executive in a materially and negatively adverse manner;

       (B) (1) the Company's reduction of Executive's Base Salary, or (2) the Company's failure to pay to Executive any portion of Executive's current compensation or to pay to Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, in either event within 15 days following the date either such payment was due;

       (C) the Company's imposition of a requirement that Executive be principally based at a location that is more than 30 miles away from the location at which, or outside of the country in which, Executive is currently principally based (other than a temporary relocation related to travel on the Company's business);

       (D) the Company's failure to permit Executive's participation in any material incentive compensation plan applicable to senior executives of the Company on a basis consistent with Executive's position in the Company and the performance of Executive's duties (unless Executive is permitted to participate in other arrangements which provide, in the aggregate, equal or superior economic opportunities to Executive);

       (E) the Company's failure to continue to provide Executive with benefits substantially comparable, in the aggregate, to those enjoyed by Executive under any of the Company's vacation, life insurance, medical, health and accident, disability or other benefit plans in which Executive participated at the time of the Closing, PROVIDED that the cost to the Company of providing such benefits is not materially greater than the cost of providing such benefits as of the date hereof; or

       (F) the Company's failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement.

       Notwithstanding anything to the contrary in the foregoing: (1) Executive shall only have Good Reason to terminate employment following the Company's failure to remedy the act or omission which is alleged to constitute Good Reason within 15 days following the Company's receipt of written notice from Executive specifying such act or omission; and (2) none of the foregoing acts or omissions shall be deemed to constitute Good Reason if such act or omission is a direct consequence of or directly related to the Company's ceasing to be publicly owned or the change in the nature and number of stockholders in the Company.

       (iii) If Executive's employment is terminated by the Company without Cause (other than by reason of death or Disability) or if Executive resigns for Good Reason, Executive shall be entitled to receive: (A) the Accrued Rights; (B) a lump sum payment, payable in cash within 10 days following Executive's termination of employment, equal to (a) the product of (i) three, multiplied by
(ii) the sum of (x) the Base Salary plus (y) the target Annual Bonus in respect of the fiscal year most recently completed, minus (b) the value of any other cash severance or termination benefits payable to Executive under any other plan, program or arrangement of the Company; (C) Employee Benefits (excluding any pension, incentive or equity related benefits), until the earlier of the third anniversary of the date of termination or the date Executive becomes eligible to receive comparable benefits from another employer (either because he becomes employed by, or becomes an independent contractor with respect, to such employer)(provided that any insured benefits remain insurable on the same basis as existed prior to termination); and (D) reasonable outplacement services provided by Company until the earlier of the six month anniversary of the date of termination or the date Executive becomes employed by, or an independent contractor with respect to, another employer.

       Following Executive's termination of employment by the Company without Cause (other than by reason of Executive's death or Disability) or by Executive's resignation for Good Reason, except as set forth in this Section 7(c)(iii), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

          d. NOTICE OF TERMINATION. Any purported termination of employment by the Company or by Executive (other than due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 12(h) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

          e. BOARD RESIGNATION. Upon termination of this Agreement for any reason, Executive agrees to resign, as of the date of such termination from the Board and, as applicable, from the board of directors of any of the subsidiaries or affiliates of the Company.

       8. NON-COMPETITION. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

          a. During the period commencing on the date hereof and ending on the third anniversary of the date Executive's employment with the Company terminates, Executive shall not, whether on Executive's own behalf or on behalf of or in conjunction with any other person or entity, directly or indirectly (A) solicit, or assist in soliciting, the business of any client or prospective client of the Company or any of its subsidiaries or affiliates, or hire any employee of the Company or any of its subsidiaries or affiliates, or interfere with, or attempt to interfere with, the relationships between the Company or any of its subsidiaries or affiliates, on the one hand, and any of their respective customers, clients, suppliers, partners, members, employees or investors, on the other hand; or (B) become an employee, agent, representative, consultant, partner, shareholder or holder of any other financial interest with respect to any person or entity that competes with the Company or any of its subsidiaries or affiliates (or that conducts the type of business that the Company or any of its subsidiaries has taken concrete action to conduct in the future).

          b. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 8 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

       9. CONFIDENTIALITY; INVENTIONS.

          a. CONFIDENTIALITY. Executive shall not at any time (whether during or after Executive's employment with the Company) disclose or use for Executive's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company; PROVIDED that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant. Except as required by law, Executive shall not disclose to anyone, other than his immediate family and legal or financial advisors, the existence or contents of this Agreement. Executive agrees that upon termination of Executive's employment with the Company for any reason, he shall return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks and diaries that do not contain confidential information of the type described in the preceding sentence. Executive further agrees that he shall not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

          b. PRIOR INVENTIONS. Executive has attached hereto, as Exhibit B, a list describing all inventions, works of authorship (including software, related items, databases, documentation, site content, text or graphics), developments, improvements, and trade secrets ("Inventions") which were created or contributed to by Executive either solely or jointly with others prior to Executive's employment with the Company (collectively referred to as "Prior Inventions") which relate to the Company's proposed or current business, services, products or research and development; or, if no such list is attached, Executive represents that there are no such Prior Inventions. If in the course of Executive's employment with the Company, Executive uses or relies upon a Prior Invention in Executive's creation or contribution to any work of authorship, invention, product, service, process, machine or other property of the Company, Executive shall inform the Company promptly and, upon request, use Executive's best efforts to procure any consents of third parties necessary for the Company's use of such Prior Invention. To the fullest extent permissible by law, Executive hereby grants the Company a non-exclusive royalty-free, irrevocable, perpetual, worldwide license under all of Executive's Prior Inventions to make, have made, copy, modify, distribute, use and sell works of authorship, products, services, processes and machines and to otherwise operate the Company's current and future business.

          c. OWNERSHIP OF INVENTIONS. Executive agrees that Executive shall promptly make full written disclosure to the Company, and hereby assign to the Company, or its designee, all of Executive's right, title and interest in and to any and all Inventions, whether or not patentable, which Executive may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time Executive is in the employ of the Company (collectively referred to as "Company Inventions"). Executive further acknowledges that all original works of authorship which are created or contributed to by Executive (solely or jointly with others) within the scope of and during the period of Executive's employment with the Company are to be deemed "works made for hire," as that term is defined in the United States Copyright Act, and the copyright and all intellectual property rights therein shall be the sole property of the Company. To the extent any of such works are deemed not to be "works made for hire," Executive hereby assigns the copyright and all other intellectual property rights in such works to the Company.

          d. CONTRACTS WITH THE UNITED STATES. Executive agrees to execute any licenses or assignments as required by any contract between the Company and the United States or any of its agencies.

          e. MAINTENANCE OF RECORDS. Executive agrees to keep and maintain adequate and current written records of all Company Inventions made by Executive (solely or jointly with others) during the term and within the scope of Executive's employment with the Company. The records shall be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records shall be available to and remain the sole property and intellectual property of the Company at all times.

          f. FURTHER ASSURANCES. Executive covenants to take all requested actions and execute all requested documents to assist the Company, or its designee, at the Company's expense, in every way to secure the Company's above rights in the Prior Inventions and Company Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, and to pursue any patents or registrations with respect thereto. This covenant shall survive the termination of this Agreement. If the Company is unable for any other reason to secure Executive's signature on any document for this purpose, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney in fact, to act for and in Executive's behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing.

       10. SPECIFIC PERFORMANCE. Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 8, 9 or 10 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

       11. EXCESS PARACHUTE PAYMENTS. If (a) any payments to Executive from the Company constitute "excess parachute payments" (as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code")), (b) the relevant "change in the ownership" (within the meaning of Section 280G(b)(2)(A)(i)(I) of the Code) is the "Merger" (as defined in the Merger Agreement), and (c) Executive is therefore obligated to pay a tax pursuant to Section 4999 of the Code in relation to such payments, then the Company shall pay Executive an additional amount equal to such tax (the "Parachute Bonus"), plus an amount (the "Amount") equal to the amount of ordinary income tax, payroll tax and any excise tax that Executive is obligated to pay with respect to the Parachute Bonus and the Amount, such that the Executive shall have no out-of-pocket tax liability for the Parachute Bonus or the Amount.

       12. MISCELLANEOUS.

          a. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state where Executive primarily works.

          b. ARBITRATION. Executive and the Company agree to use final and binding arbitration to resolve any dispute between them with respect to any matter arising from or relating to this Agreement. The arbitrator in any such arbitration shall be limited to selecting one of the proposed determinations submitted by the parties as its final determination with respect to the arbitration and shall not have the authority to alter in any way any proposed determination so submitted.

          c. ENTIRE AGREEMENT/AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified or amended except by written instrument signed by the parties hereto.

          d. NO WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

          e. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          f. ASSIGNMENT. This Agreement shall not be assignable by Executive. This Agreement may be assigned by the Company to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

          g. SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

          h. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

            If to the Company:

            ------------------

            ------------------

            ------------------
            Attention:

            With copies to:

            Vestar Capital Partners
            245 park Avenue, 41st Floor
            New York, New York 10167
            Attention:  Jack M. Feder
                        General Counsel

                   and

            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York
            Attention:  Peter J. Gordon


            If to Executive:

            To the most recent address of Executive set forth in the personnel records of the Company.

            With a copy to:

            Debevoise & Plimpton
            875 Third Avenue, 22nd Floor
            New York, New York  10022
            Attention:  Lawrence K. Cagney

          i. EXECUTIVE REPRESENTATION. Executive hereby represents to the Company that the execution and delivery of this Agreement by Executive and the Company and the performance by Executive of Executive's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment agreement or other agreement or policy to which Executive is a party or otherwise bound.

          j. COOPERATION. Executive shall provide his reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Executive's employment hereunder. This provision shall survive any termination of this Agreement.

          k. WITHHOLDING TAXES. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

          l. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



        SUNRISE MEDICAL INC.                    MICHAEL N. HAMMES





--------------------------------------     ------------------------------------

By:
Title:

                     MANAGEMENT UNIT SUBSCRIPTION AGREEMENT


         THIS MANAGEMENT UNIT SUBSCRIPTION AGREEMENT (this "AGREEMENT") is made as of _______ __, 2000, by and between V.S.M. Investors, LLC, a Delaware limited liability company (the "COMPANY"), and the individual named on the signature page hereto (the "EXECUTIVE").

         WHEREAS, on the terms and subject to the conditions hereof, the Executive desires to subscribe for and acquire from the Company, and the Company desires to issue and sell to the Executive, the Company's Class A Participating Preferred Units (the "Class A Units"), Class B Common Units (the "Class B Units"), Class C Common Units (the "Class C Units") and Class D Common Units (the "Class D Units"; collectively with the Class A Units, the Class B Units and the Class C Units, the "Units"), in each case in the amounts set forth on
SCHEDULE I, as hereinafter set forth; and

         WHEREAS, this Agreement is one of several agreements being entered into by the Company on or after the date hereof with certain persons who are or will be key employees of the Company or one or more subsidiaries (collectively with the Executive, the "MANAGEMENT INVESTORS") as part of a management equity purchase plan designed to comply with Rule 701 promulgated under the Securities Act (as defined below);

         NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.   DEFINITIONS.

     1.1 ACQUISITION. The term "ACQUISITION" means the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of ______ __, 2000, by and among the Company, V.S.M. Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("HOLDINGS"), V.S.M. Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Holdings ("MERGER SUB"), and ___________, a Delaware corporation.

     1.2 AGREEMENT. The term "Agreement" shall have the meaning set forth in the preface.

     1.3 APPLICABLE PERCENTAGE. Except as provided otherwise in the next sentence, the term "Applicable Percentage" shall mean: (i) 20% during the one-year period commencing on the first anniversary of the Closing Date; (ii) 40% during the one-year period commencing on the second anniversary of the Closing Date; (iii) 60% during the one-year period commencing on the third anniversary of the Closing Date; (iv) 80% during the one-year period commencing on the fourth anniversary of the Closing Date; and (v) 100% on and after the fifth anniversary of the Closing Date, and such Applicable Percentage after the first anniversary of the Closing Date and prior to the fifth anniversary of the Closing Date shall be calculated on an accrual basis for each


                                    1 OF 20
full month that has passed between each such anniversary date. Notwithstanding the foregoing, (A) upon and after the occurrence of a Sale of the Company, such Applicable Percentage shall mean 100%, (B) in the event of a termination by Executive of Executive's employment with the Company and its subsidiaries without Good Reason or a termination of Executive's employment with the Company and its subsidiaries for Cause, such Applicable Percentage in clauses (i) and
(ii) shall be 0%, and in clauses (iii) and (iv) and (v) shall be 40%, 75% and 100%, respectively, (C) in the event of a termination by Executive of Executive's employment with the Company and its subsidiaries with Good Reason or a termination of Executive's employment with the Company and its subsidiaries by the Company without cause or due to death, Disability or Retirement, if 90% of the Class D Case (as defined in the operating agreement of the Company) has been achieved for the fiscal year ended in 2004, such Applicable Percentage in clause
(iv) shall be 100%, (D) in the event of a termination of Executive's employment with the Company and its subsidiaries for Cause, such Applicable Percentage will not be calculated on a monthly accrual basis subsequent to any anniversary of the Closing Date, and (E) in the event of a termination by Executive of Executive's employment with the Company and its subsidiaries without Good Reason, such Applicable Percentage will not be calculated on a monthly accrual basis prior to the third anniversary of the Closing Date.

     1.4  BOARD. The "Board" shall mean the Company's Management Committee.

     1.5 CAUSE. The term "Cause" used in connection with the termination of employment of the Executive shall have the same meaning ascribed to such term in any employment or severance agreement then in effect between Executive and the Company or one of its subsidiaries or, if no such agreement containing a definition of "Cause" is then in effect, shall mean a termination of employment of the Executive by the Company or any subsidiary thereof due to (i) the commission by the Executive of an act of fraud or embezzlement, (ii) the indictment or conviction of the Executive for a felony or a crime involving moral turpitude or a plea by Executive of guilty or nolo contendere involving such a crime, (iii) the malfeasance or willful misconduct by the Executive in the performance of Executive's duties, including any misrepresentation or concealment by Executive on any report submitted to the Company (or any of its securityholders or affiliates), (iv) the violation by Executive of a written Company policy regarding employment, including without limitation substance abuse, sexual harassment or discrimination, (v) the willful failure of the Executive to render services to the Company or any of its subsidiaries in accordance with Executive's employment which failure amounts to a material neglect of the Executive's duties to the Company or any of its subsidiaries,
(vi) the repeated failure of the Executive to comply with reasonable directives of the Board or the Chief Executive Officer of the Company consistent with the Executive's duties or (vii) the material breach by Executive of any of the provisions of any agreement between Executive, on the one hand, and the Company or a securityholder or an affiliate of the Company, on the other hand.

     1.6  CLOSING. The term "Closing" shall have the meaning set forth in
Section 2.2.

     1.7 CLOSING DATE. The term "Closing Date" shall have the meaning set forth in Section 2.2.

     1.8 COMPANY. The term "Company" shall have the meaning set forth in the preface.

     1.9 COST. The term "Cost" shall mean, with respect to Units, the price per unit paid by the Executive (as proportionately adjusted for all subsequent distributions of units and other recapitalizations).

     1.10 DISABILITY. The term "Disability" of the Executive shall mean the inability of the Executive to perform the essential functions of Executive's job, with or without reasonable accommodation, by reason of a physical or mental infirmity, for a continuous period of six months. The period of six months shall be deemed continuous unless Executive returns to work for at least 30 consecutive business days during such period and performs during such period at the level and competence that existed prior to the beginning of the six-month period. The date of such Disability shall be on the first day of such six-month period.

     1.11 EMPLOYEE AND EMPLOYMENT. The term "employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Internal Revenue Code of 1986, as amended) of the Company or any of its subsidiaries, and the term "employment" shall include service as a part- or full-time employee to the Company or any of its subsidiaries.

     1.12 EXECUTIVE. The term "Executive" shall have the meaning set forth in the preface.

     1.13 EXECUTIVE GROUP. The term "Executive Group" shall have the meaning set forth in Section 4.1(a).

     1.14 FAIR MARKET VALUE. The term "Fair Market Value" used in connection with the value of Units shall mean the average of the closing prices of the sales of the Company's Units on all securities exchanges on which the Units may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day or, if on any day the Units are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day the Units are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Units are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value shall be the fair value of the Units determined in good faith by the Board (without taking into account the effect of any contemporaneous repurchase of Units at less than Fair Market Value under Section
4); provided that if the Executive disagrees in good faith with the Board's determination, the Executive shall promptly notify the Company in writing of such disagreement, in which event an independent appraiser, accountant or investment banking firm (the "ARBITER") selected by mutual agreement of the Executive and the Board shall make a determination of the fair market value thereof (disregarding any discount for minority interest or marketability of units and assuming the prior conversion, exercise or exchange of all securities convertible into or exchangeable or exercisable for Units) solely by (i) reviewing a single written presentation timely made by each of the Company and the Executive setting forth their respective resolutions of the dispute and the bases therefor and (ii) accepting either the Executive's or the Company's proposed resolution of the dispute. Promptly following the Company's receipt of Executive's written notice of disagreement, the Company shall make available to Executive all data (including reports of employees and outside advisors) relied upon by the Board in making its determination. The Executive's and the Company's written presentations must be submitted to the Arbiter within 30 days of the Arbiter's engagement. The Arbiter shall notify the Executive and the Company of its decision within 40 days of its engagement. The party whose proposed resolution is not accepted shall pay all of the Arbiter's fees and expenses. If the Executive's proposed resolution is accepted, the Company also shall pay all of the Executive's reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of counsel and one appraiser, accountant or investment banking firm) incurred in connection with the arbitration. Each of the Company and the Executive agrees to execute, if requested by the Arbiter, a reasonable engagement letter with the Arbiter.

     1.15 FINANCING DEFAULT. The term "Financing Default" shall mean an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the following as they may be amended from time to time: (i) the Credit Agreement dated as of _______ __, 2000 among Merger Sub, the lenders party thereto and Bankers Trust Company, as agent for such lenders, and $40 million of Subordinated Notes dated _______ __, 2000 issued by Merger Sub or Holdings (collectively the "Senior Financing Agreements"), and any extensions, renewals, refinancings or refundings thereof in whole or in part; (ii) any other agreement under which an amount of indebtedness of the Company or any of its subsidiaries in excess of $1,000,000 is outstanding as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part; (iii) any provisions of the operating agreement of the Company or the Company's or any of its subsidiaries' organizational documents designating the terms of the Company's units or capital stock or setting forth restrictive financial covenants; (iv) any amendment of, supplement to or other modification of any of the instruments referred to in clauses (i) through (iii) above; and (v) any of the securities issued pursuant to or whose terms are governed by the terms of any of the agreements set forth in clauses (i) through (iv) above, and any extensions, renewals, refinancings or refundings thereof in whole or in part.

     1.16 GOOD REASON. The term "Good Reason" shall have the same meaning ascribed to such term in any employment or severance agreement then in effect between Executive and the Company or one of its subsidiaries or, if no such agreement containing a definition of "Good Reason" is then in effect, shall mean a change by the Company in Executive's duties and responsibilities which is materially inconsistent with Executive's position in the Company, or a material reduction in Executive's annual base salary (excluding any reduction in Executive's salary that is part of a plan to reduce salaries of comparably situated employees of the Company generally); provided that, notwithstanding anything to the contrary in the foregoing, (i) Executive shall only have "Good Reason" to terminate employment following the Company's failure to remedy the act or omission which is alleged to constitute "Good Reason" within fifteen (15) days following the Company's receipt of written notice from Executive specifying such act or omission and (ii) none of the foregoing acts or omissions shall be deemed to constitute "Good

Reason" if such act or omission is a direct consequence of the Company not being publicly owned or of a change in the natures and number of the Company's securityholders.

     1.17 MANAGEMENT INVESTORS. The term "Management Investors" shall have the meaning set forth in the preface.

     1.18 PERMITTED TRANSFEREE. The term "Permitted Transferee" means any transferee of Units pursuant to clauses (f) or (g) of the definition of "Exempt Employee Transfer" as defined in the Securityholders Agreement.

     1.19 PERSON. The term "Person" shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

     1.20 PUBLIC OFFERING. The term "Public Offering" shall have the meaning set forth in the Securityholders Agreement.

     1.21 PURCHASE PRICE. The term "Purchase Price" shall have the meaning set forth in Section 2.1.

     1.22 RETIREMENT. The term "Retirement" shall mean, with respect to the Executive, the Executive's retirement as an employee of the Company or any of its subsidiaries on or after reaching age 65 or such earlier age as may be otherwise determined by the Board after at least three years employment with the Company after the Closing Date. [NOTE TO DRAFT: NEED TO CONFIRM THAT ALL EXECUTIVES ARE UNDER THE AGE OF 62.]

     1.23 SALE OF THE COMPANY. The term "Sale of the Company" shall have the meaning set forth in the Securityholders Agreement.

     1.24 SECURITIES ACT. The term "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as the same may be amended from time to time.

     1.25 SECURITYHOLDERS AGREEMENT. The term "Securityholders Agreement" shall mean the Securityholders Agreement dated as of the Closing Date among Vestar, the Management Investors and the Company, as it may be amended or supplemented thereafter from time to time.

     1.26 TERMINATION DATE. The term "Termination Date" means the date upon which Executive's employment with the Company and its subsidiaries is terminated.

     1.27 VESTAR. The term "Vestar" means Vestar Capital Partners IV, L.P., a Delaware limited partnership.

2.   SUBSCRIPTION FOR AND PURCHASE OF UNITS.

     2.1 PURCHASE OF UNITS. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Executive hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to the Executive, on the Closing Date the number of Units set forth in Schedule I attached hereto at the applicable prices per unit and for the aggregate amounts (the "Purchase Price") set forth in Schedule I attached hereto.

     2.2 THE CLOSING. The closing (the "Closing") of the purchase of Units hereunder shall take place simultaneously with or immediately prior to the consummation of the Acquisition on such date (the "Closing Date"). At the Closing, the Executive shall deliver to the Company the Purchase Price, payable by delivery of the amount in cash set forth on Schedule I attached hereto, by delivery of a cashier's or certified check or by wire transfer in immediately available funds.

     2.3 SECTION 83(B) ELECTION. Within 30 days after the Closing, Executive shall make a timely election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

3.   INVESTMENT REPRESENTATIONS AND COVENANTS OF THE EXECUTIVE.

     3.1 UNITS UNREGISTERED. The Executive acknowledges and represents that Executive has been advised by the Company that:

          (a) the offer and sale of the Units have not been registered under the Securities Act;

          (b) the Units must be held indefinitely and the Executive must continue to bear the economic risk of the investment in the Units unless the offer and sale of such Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available;

          (c) there is no established market for the Units and it is not anticipated that there will be any public market for the Units in the foreseeable future;

          (d) a restrictive legend in the form set forth below and the legends set forth in Section 8.2(a) and (b) of the Securityholders Agreement shall be placed on the certificates representing the Units:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN A MANAGEMENT UNITS SUBSCRIPTION AGREEMENT BETWEEN THE ISSUER AND __________ DATED AS OF _______ __, 2000, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE"; and

          (e) a notation shall be made in the appropriate records of the Company indicating that the Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Units.

     3.2 ADDITIONAL INVESTMENT REPRESENTATIONS. The Executive represents and warrants that:

          (a) the Executive's financial situation is such that Executive can afford to bear the economic risk of holding the Units for an indefinite period of time, has adequate means for providing for Executive's current needs and personal contingencies, and can afford to suffer a complete loss of Executive's investment in the Units;

          (b) the Executive's knowledge and experience in financial and business matters are such that Executive is capable of evaluating the merits and risks of the investment in the Units;

          (c) the Executive understands that the Units are a speculative investment which involves a high degree of risk of loss of Executive's investment therein, there are substantial restrictions on the transferability of the Units and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Units and, accordingly, it may not be possible for the Executive to liquidate Executive's investment in case of emergency, if at all;

          (d) the terms of this Agreement provide that if the Executive ceases to be an employee of the Company or its subsidiaries, the Company and its affiliates have the right to repurchase the Units at a price which may be less than the Fair Market Value thereof;

          (e) the Executive understands and has taken cognizance of all the risk factors related to the purchase of the Units and, other than as set forth in this Agreement, no representations or warranties have been made to the Executive or Executive's representatives concerning the Units or the Company or their prospects or other matters;

          (f) the Executive has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its subsidiaries, the Acquisition, the Securityholders Agreement, the Company's organizational documents and the terms and conditions of the purchase of the Units and to obtain any additional information which the Executive deems necessary; [and]

          (g) all information which the Executive has provided to the Company and the Company's representatives concerning the Executive and Executive's financial position is complete and correct as of the date of this Agreement; [and

          (h) the Executive is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.]

4.   CERTAIN SALES UPON TERMINATION OF EMPLOYMENT.

     4.1  PUT OPTION.

          (a) If the Executive's employment with the Company and its subsidiaries terminates due to the Disability, death or Retirement of the Executive prior to the earlier of (i) a Public Offering or (ii) a Sale of the Company, the Executive and the Executive's Permitted Transferees (hereinafter sometimes collectively referred to as the "EXECUTIVE GROUP") shall have the right, subject to the provisions of Section 5 hereof, for 90 days following the date that is six (6) months after the date of such termination of employment of the Executive, to sell to the Company, and the Company shall be required to purchase (subject to the provisions of Section 5 hereof), on one occasion from each member of the Executive Group, all (but not less than all) of the number of Class A Units then held by the Executive Group that equals the product of (x) the total number of Class A Units collectively held by the Executive Group and
(y) the Applicable Percentage (measured as of the Termination Date), at a price per unit equal to the applicable purchase price determined pursuant to Section 4.1(c).

          (b) If the Executive Group desires to exercise its option to require the Company to repurchase units pursuant to Section 4.1(a), the members of the Executive Group shall send one written notice to the Company setting forth such members' intention to collectively sell all of their Class A Units pursuant to
Section 4.1(a) within the six-month period described therein, which notice shall include the signature of each member of the Executive Group. Subject to the provisions of Section 5.1, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 60th day after the giving of such notice.

          (c) In the event of a purchase by the Company pursuant to Section 4.1(a), the purchase price per unit shall be Fair Market Value (measured as of the purchase date); PROVIDED that in any case the Board shall have the right, in its sole discretion, to increase any of the foregoing purchase prices.

     4.2  CALL OPTIONS.

          (a) If the Executive's employment with the Company or any of its subsidiaries terminates for any of the reasons set forth in clauses (i), (ii) or
(iii) below prior to a Sale of the Company, or if the Executive engages in "Competitive Activity" (as defined in Section 6.1 of this Agreement), the Company and/or Vestar shall have the right and option to purchase, from time to time after such termination of employment, for a period of 90 days following (x) in the case of unvested Units, the date of Executive's termination of employment and (y) in the case of vested Units, the date that is six (6) months after the date on which the Units first vest, and each member of the Executive Group shall be required to sell to the Company and/or Vestar, any or all of such Units then held by such member of the Executive Group (it being understood that if Units of any class subject to repurchase hereunder may be repurchased at different prices, the Company and/or Vestar may elect to repurchase only the portion of the Units of such class subject to repurchase hereunder at the lower price), at a price per unit equal to the applicable purchase price determined pursuant to Section 4.2(c):

          (i) if the Executive's active employment with the Company and its subsidiaries is terminated due to the Disability, death or Retirement of the Executive;

          (ii) if the Executive's active employment with the Company and its subsidiaries is terminated by the Company and its subsidiaries without Cause or by the Executive for Good Reason;

          (iii) if the Executive's active employment with the Company and its subsidiaries is terminated (A) by the Company or any of its subsidiaries for Cause or (B) by the Executive for any other reason not set forth in
     Section 4.2(a)(i) or Section 4.2(a)(ii).

          (b) If the Company desires to exercise one of its options to purchase Units pursuant to this Section 4.2, the Company shall, not later than 90 days after (x) in the case of unvested Units, the date of Executive's termination of employment and (y) in the case of vested Units, the date that is six (6) months after the vesting date of such Units, send written notice to each member of the Executive Group of its intention to purchase Units, specifying the number of Units to be purchased (the "CALL NOTICE"). If for any reason the Company does not elect to purchase all of the Units held by the Executive Group then subject to repurchase, Vestar shall be entitled to purchase the Units then subject to repurchase that the Company has not elected to purchase (the "AVAILABLE Units"). As soon as practicable after the Company has determined that there will be Available Units, but in any event within 45 days after the date that is six (6) months after the relevant vesting date, the Company shall give written notice (the "OPTION NOTICE") to Vestar setting forth the number of Available Units and the purchase price for the Available Units. Vestar may elect to purchase any or all of the Available Units by giving written notice to the Company within 30 days after the Option Notice has been given by the Company. As soon as practicable, and in any event within fifteen days after the expiration of the 30-day period set forth above, the Company shall notify each member of the Executive Group as to the number of Units being purchased from such holder by Vestar (the "SUPPLEMENTAL CALL NOTICE"). At the time the Company delivers the Supplemental Call Notice to the members of the Executive Group, the Company shall also deliver written notice to Vestar setting forth the number and class of Units Vestar is entitled to purchase, the aggregate purchase prices and the time and place of the closing of the transaction. If the units of any class to be repurchased by the Company and Vestar are to be repurchased at more than one price, the units of varying price shall be allocated among the Company and Vestar pro rata according to the aggregate number of units to be purchased by each of them. Subject to the provisions of Section 5, the closing of the purchase shall take place at the principal office of the Company on a date specified by the Company no later than the 60th day after the giving of the later of the Call Notice or the Supplemental Call Notice.

          (c) In the event of a purchase by the Company and/or Vestar pursuant to Section 4.2(a), the purchase price shall be (in each case after taking account of any prior purchases pursuant to Section 4.2(a)):

          (i) with respect to a purchase of Class A Units or Class B Units, if the Executive engages in "Competitive Activity" (as defined in Section 6.1 of this Agreement), a price per unit equal to the lesser of (A) Fair Market Value (measured as of the "Activity Date" (as defined in Section 6.2 of this Agreement)) and (B) Cost;

          (ii) with respect to a purchase of Class A Units or Class B Units, in the case of a termination of employment described in Section 4.2(a)(i) or
     Section 4.2(a)(ii), with respect to the number of units being purchased which are the product of (x) the total number of units being purchased and
     (y) the Applicable Percentage (measured as of the Termination Date), a price per unit equal to Fair Market Value (measured as of the purchase date), and (if the Applicable Percentage (measured as of the Termination
     Date) is less than 100%) the purchase price with respect to the remaining units being sold shall be a price per unit equal to Cost;

          (iii) with respect to a purchase of Class A Units or Class B Units, in the case of a termination of employment described in Section
     4.2(a)(iii)(A), a price per unit equal to the lesser of (A) Fair Market Value (measured as of the Termination Date) and (B) Cost;

          (iv) with respect to a purchase of Class A Units or Class B Units, in the case of a termination of employment described in Section 4.2(a)(iii)(B), with respect to the number of units being purchased which are the product of (x) the total number of units being purchased and (y) the Applicable Percentage (measured as of the Termination Date), a price per unit equal to Fair Market Value (measured as of the purchase date), and (if the Applicable Percentage (measured as of the Termination Date) is less than 100%) the purchase price with respect to the remaining units being sold shall be a price per unit equal to the lesser of (A) Fair Market Value (measured as of the Termination Date) and (B) Cost;

          (v) with respect to a purchase of Class C Units or Class D Units, if the Executive engages in a Competitive Activity or in the case of a termination of employment described in Section 4.2(a)(iii)(A) or a termination of employment prior to the third anniversary of the date hereof described in Section 4.2(a)(iii)(B), a price per unit equal to Cost; and

          (vi) with respect to a purchase of Class C Units or Class D Units, in the case of a termination of employment described in Section 4.2(a)(i) or
     Section 4.2(a)(ii) or a termination of employment on or after the third anniversary of the date hereof described in Section 4.2(a)(iii)(B), a price per unit equal to Fair Market Value (measured as of the Termination Date without giving effect to any performance targets set forth in the operating agreement of the Company which may have been achieved after the Termination
     Date).

PROVIDED that in any case the Board shall have the right, in its sole discretion, to increase any purchase price set forth above.

     4.3 OBLIGATION TO SELL SEVERAL. If there is more than one member of the Executive Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other member thereof, and the closing of the purchases from such other members by the Company shall not excuse, or constitute a waiver of its rights against, the defaulting member.

5.   CERTAIN LIMITATIONS ON THE COMPANY'S OBLIGATIONS TO PURCHASE UNITS.

     5.1 DEFERRAL OF PURCHASES. (a) Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to purchase any Units at any time pursuant to Section 4, regardless of whether it has delivered a notice of its election to purchase any such units, (i) to the extent that the purchase of such units or the payment to the Company or one of its subsidiaries of a cash dividend or distribution by a subsidiary of the Company to fund such purchase (together with any other purchases of Units pursuant to Section 4 or pursuant to similar provisions in agreements with other employees of the Company and its subsidiaries of which the Company has at such time been given or has given notice and together with cash dividends and distributions to fund such other purchases) would result (A) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries or any of its or their property or (B) after giving effect thereto, in a Financing Default, or (ii) if immediately prior to such purchase there exists a Financing Default which prohibits such purchase, dividend or distribution. The Company shall within fifteen days of learning of any such fact so notify the members of the Executive Group that it is not obligated to purchase units hereunder.

          (b) Notwithstanding anything to the contrary contained in Section 4, any Units which a member of the Executive Group has elected to sell to the Company or which the Company has elected to purchase from members of the Executive Group, but which in accordance with Section 5.1(a) are not purchased at the applicable time provided in Section 4, shall be purchased by the Company on or prior to the fifteenth day after such date or dates that (after taking into account any purchases (and related dividends and distributions) to be made at such time pursuant to agreements with other employees of the Company and its subsidiaries) the purchase of such units (and related dividends and distributions) are no longer prohibited under Section 5.1(a), and the Company shall give the members of the Executive Group five days prior notice of any such purchase.

     5.2 PAYMENT FOR UNITS. If at any time the Company elects or is required to purchase any Units pursuant to Section 4, the Company shall pay the purchase price for the Units it purchases (i) first, by the cancellation of any indebtedness, if any, owing from the Executive to the Company or any of its subsidiaries (which indebtedness shall be applied pro rata against the proceeds receivable by each member of the Executive Group receiving consideration in such repurchase) and (ii) then, by the Company's delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Units so purchased, duly endorsed; provided that if any of the conditions set forth in
Section 5.1(a) exists which prohibits such cash payment (either directly or indirectly as a result of the prohibition of a related cash dividend or distribution), the portion of the cash payment so prohibited may be made, to the extent such payment is not prohibited, by the Company's delivery of a junior subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of any debt outstanding under the Senior Financing Agreements and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of the Company (a "Junior Subordinated Note") in a principal amount equal to the balance of the purchase price, payable in up to five equal annual installments commencing on the first anniversary of the issuance thereof and bearing interest payable annually at the publicly announced prime rate of Bankers Trust Company on the date of issuance; provided further that if any of the conditions set forth in Section 5.1(a) exists which prohibits such payment by delivery of a Junior Subordinated Note, the portion of the payment so prohibited may be made, to the extent such payment is not prohibited, by the Company's delivery of preferred units of the Company having an aggregate liquidation preference equal to the balance of the purchase price; provided further that in the case of a purchase pursuant to Section 4.2(a)(iii) the Company may elect at any time to deliver a Junior Subordinated Note in a principal amount equal to all or a portion of the cash purchase price (in lieu of paying such portion of the purchase price in cash), which Junior Subordinated Note shall mature on the fifth anniversary of its issuance and accrue interest annually at the publicly announced prime rate of Bankers Trust Company on the date of issuance, which interest shall be payable at maturity. The Company shall use its reasonable efforts to repurchase Units pursuant to Section 4.1(a) or
Section 4.2(a)(i) or Section 4.2(a)(ii) with cash and/or to prepay any Junior Subordinated Notes or redeem any preferred units issued in connection with a repurchase of Units pursuant to Section 4.1(a) or Section 4.2(a)(i) or Section 4.2(a)(ii). The Company shall have the right set forth in clause (i) of the first sentence of this Section 5.2 whether or not the member of the Executive Group selling such units is an obligor of the Company. Any Junior Subordinated Note shall become prepayable upon a Sale of the Company from net cash proceeds, if any, payable to the Company or its unitholders; to the extent that sufficient net cash proceeds are not so payable, the Junior Subordinated Note shall be cancelled in exchange for such other non-cash consideration received by unitholders in the Sale of the Company having a fair market value equal to the principal of and accrued interest on the note. Any Junior Subordinated Note also shall become prepayable upon the consummation of an initial Public Offering. The principal of and accrued interest on any such note may be prepaid in whole or in part at any time at the option of the Company. If interest is required to be paid on any Junior Subordinated Note prior to maturity and any of the conditions set forth in Section 5.1(a) exists which prohibits the payment of such interest in cash, such interest may be cumulated and accrued until and to the extent that such prohibition no longer exists.

6.   NONCOMPETITION.

     6.1 COMPETITIVE ACTIVITY. Executive shall be deemed to have engaged in "Competitive Activity" if, during the period commencing on the date hereof and ending on the second anniversary of the date Executive ceases to hold any Units, Executive, whether on Executive's own behalf or on behalf of or in conjunction with any other person or entity, directly or indirectly (A) solicits, or assists in soliciting, the business of any client or prospective client of the Company or any of its subsidiaries or affiliates (collectively, the "Entities"), or hires any employee of any of the Entities, or interferes with, or attempts to interfere with, the relationships between any of the Entities, on the one hand, and any of its customers, clients, suppliers, partners, members, employees or investors, on the other hand; or (B) becomes an employee, agent, representative, consultant, partner, shareholder or holder of any other financial interest with respect to any person or entity that competes with any of the Entities (or that conducts the type of business that any of the Entities has taken concrete action to conduct in the future).

     6.2 ACTIVITY DATE. If Executive engages in Competitive Activity, the "Activity Date" shall be the first date on which Executive engages in such Competitive Activity.

     6.3 REPAYMENT OF PROCEEDS. If Executive engages in Competitive Activity, then Executive shall be required to pay to the Company, within ten business days following the Activity Date, an amount equal to the excess, if any, of (A) the aggregate proceeds Executive received upon the sale or other disposition of Executive's Units, over (B) the aggregate Cost of such Units.

7.   MISCELLANEOUS.

     7.1 TRANSFERS TO PERMITTED TRANSFEREES. Prior to the transfer of Units to a Permitted Transferee (other than a transfer subsequent to a Sale of the Company), the Executive shall deliver to the Company a written agreement of the proposed transferee (a) evidencing such Person's undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Units transferred to such Person will continue to be Units for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Units in violation of any provision of this Agreement or the Securityholders Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Units as the owner of such Units for any purpose.

     7.2 RECAPITALIZATIONS, EXCHANGES, ETC., AFFECTING UNITS. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Units, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Units, by reason of any dividend payable in units, issuance of units, combination, recapitalization, reclassification, merger, consolidation or otherwise.

     7.3 EXECUTIVE'S EMPLOYMENT BY THE COMPANY. Nothing contained in this Agreement shall be deemed to obligate the Company or any subsidiary of the Company to employ the Executive in any capacity whatsoever or to prohibit or restrict the Company (or any such subsidiary) from terminating the employment of the Executive at any time or for any reason whatsoever, with or without Cause.

     7.4 BINDING EFFECT. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Transferee shall derive any rights under this Agreement unless and until such Transferee has executed and delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement; and provided further that Vestar is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.

     7.5 AMENDMENT; WAIVER. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

     7.6 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

     7.7 JURISDICTION. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the Company and the members of the Executive Group hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the members of the Executive Group and the Company hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

     7.8 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, telecopied (with confirmation of receipt), one day after deposit with a reputable overnight delivery service (charges prepaid) and three days after deposit in the U.S. Mail (postage prepaid and return receipt requested) to the address set forth below or such other address as the recipient party has previously delivered notice to the sending party.

          (a)  If to the Company:

               V.S.M. Investors, LLC
               c/o Vestar Capital Partners
               245 Park Avenue, 41st Floor
               New York, NY  10167
               Attn: General Counsel
               Telecopy: (212) 808-4922

          with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY 10017-3954
               Attn: Peter J. Gordon
               Telecopy: (212) 455-2502

          (b) If to the Executive, to the address as shown on the unit register of the Company.

     7.9 INTEGRATION. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     7.10 COUNTERPARTS. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     7.11 INJUNCTIVE RELIEF. The Executive and Executive's Permitted Transferees each acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Company shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

     7.12 RIGHTS CUMULATIVE; WAIVER. The rights and remedies of the Executive and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party's other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                                    * * * * *

IN WITNESS WHEREOF, the parties have executed this Management Unit Subscription Agreement as of the date first above written.

                                -----------------



                                By:____________________________________
                               Its:____________________________________

                                   ____________________________________
                                                 EXECUTIVE]

                                CONSENT OF SPOUSE

     I, ____________, the undersigned spouse of Executive, hereby acknowledge that I have read the foregoing Management Unit Subscription Agreement (the "AGREEMENT") and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's Units (as defined in the Agreement) under certain circumstances and imposes other restrictions on the transfer of such Units. I agree that my spouse's interest in the Units is subject to the Agreement and any interest I may have in such Units shall also be irrevocably bound by the Agreement and, further, that my community property interest in such Units, if any, shall be similarly bound by the Agreement.

     I am aware that the legal, financial and other matters contained in the Agreement are complex and I am encouraged to seek advice with respect thereto from independent legal and/or financial counsel. I have either sought such advice or determined after carefully reviewing the Agreement that I hereby waive such right.

                                      Acknowledged and agreed this ___ day of
                                      _____________, 2000.


                                      Name:
                                           __________________________________


                                      __________________________________
                                                     Witness

                                   SCHEDULE I

                                  NUMBER                AMOUNT
                                  ------                ------

Class A Units:                                      $
Class B Units:
Class C Units:
CLASS D UNITS:                                      ________________
   Total                                            $

                                                                       EXHIBIT A

                       ELECTION TO INCLUDE UNITS IN GROSS
                     INCOME PURSUANT TO SECTION 83(B) OF THE
                              INTERNAL REVENUE CODE


         The undersigned purchased units (the "Units") of V.S.M. Investors, LLC (the "COMPANY") on ______ __, 2000. The undersigned desires to make an election to have the Units taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended ("CODE Section 83(b)"), at the time the undersigned purchased the Units.

         Therefore, pursuant to Code Section 83(b) and Treasury Regulation
Section 1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year ____ the excess, if any, of the Units' fair market value on ____ __, 2000 over the purchase price thereof.

         The following information is supplied in accordance with Treasury Regulation Section 1.83-2(e):


         1. The name, address and social security number of the undersigned:

                           ______________________________
                           ______________________________
                           ______________________________
                           SSN:__________________________

         2. A description of the property with respect to which the election is being made: _______ Class A Participating Preferred Units, ______ Class B Common Units, ____ Class C Common Units and _____ Class D Common Units.

         3. The date on which the property was transferred: _______ __, 2000. The taxable year for which such election is made: calendar year ____.

         4. The restrictions to which the property is subject: The Units are subject to a time-based vesting schedule and, in the case of Class C and Class D Units, certain performance objectives. If the undersigned ceases to be employed by the Company or any of its subsidiaries under certain circumstances, all or a portion of the Units may be subject to repurchase by the Company at the original purchase price paid for the Units, regardless of the fair market value of the Units on the date of such repurchase. The Units are also subject to transfer restrictions.

         5. The aggregate fair market value on ______ __, 2000 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $_______.

         6. The aggregate amount paid for such property: $_______.

         A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations Section 1.83-2(e)(7).



Dated:  ______ __, 2000                     _____________________________

                                                         [NAME]

                            SECURITYHOLDERS AGREEMENT

                            DATED _________ __, 2000

                                      AMONG

                              V.S.M. INVESTORS, LLC

                                       AND

                            THE OTHER PARTIES HERETO

                                TABLE OF CONTENTS

                                                                                                      PAGE
SECURITYHOLDERS AGREEMENT................................................................................1

ARTICLE I REPRESENTATIONS AND WARRANTIES OF THE PARTIES..................................................1

         1.1      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................1

         1.2      REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS..................................1

ARTICLE II VOTING AGREEMENTS.............................................................................2

         2.1      ELECTION OF MANAGEMENT COMMITTEE MEMBERS AND DIRECTORS.................................2

         2.2      OTHER VOTING MATTERS...................................................................3

ARTICLE III TRANSFERS OF SECURITIES......................................................................4

         3.1      RESTRICTIONS ON TRANSFER OF EMPLOYEE SECURITIES........................................4

         3.2      RESTRICTIONS ON TRANSFERS OF VESTAR SECURITIES.........................................4

         3.3      SECURITIES ACT COMPLIANCE..............................................................6

         3.4      CERTAIN TRANSFEREES BOUND BY AGREEMENT.................................................7

         3.5      TRANSFERS IN VIOLATION OF AGREEMENT....................................................7

ARTICLE IV TAKE-ALONG RIGHTS ON APPROVED SALE............................................................7

         4.1      TAKE-ALONG RIGHTS......................................................................7

ARTICLE V REGISTRATION RIGHTS............................................................................8

         5.1      DEMAND REGISTRATIONS...................................................................8

         5.2      INCIDENTAL REGISTRATION...............................................................10

         5.3      HOLDBACK AGREEMENTS...................................................................12

         5.4      REGISTRATION PROCEDURES...............................................................12

         5.5      REGISTRATION EXPENSES.................................................................16

         5.6      INDEMNIFICATION; CONTRIBUTION.........................................................16

         5.7      RULES 144 AND 144A....................................................................19


                                       i


         5.8      UNDERWRITTEN REGISTRATIONS............................................................20

         5.9      NO INCONSISTENT AGREEMENTS............................................................20

ARTICLE VI PRE-EMPTIVE RIGHTS...........................................................................20

         6.1      ISSUANCE OF NEW SECURITIES TO AFFILIATES..............................................20

ARTICLE VII AMENDMENT AND TERMINATION...................................................................21

         7.1      AMENDMENT AND WAIVER..................................................................21

         7.2      TERMINATION OF CERTAIN PROVISIONS.....................................................22

         7.3      TERMINATION OF AGREEMENT..............................................................22

         7.4      TERMINATION AS TO A PARTY.............................................................22

ARTICLE VIII MISCELLANEOUS..............................................................................22

         8.1      CERTAIN DEFINED TERMS.................................................................22

         8.2      LEGENDS...............................................................................28

         8.3      SEVERABILITY..........................................................................29

         8.4      ENTIRE AGREEMENT......................................................................29

         8.5      SUCCESSORS AND ASSIGNS................................................................29

         8.6      COUNTERPARTS..........................................................................29

         8.7      REMEDIES..............................................................................29

         8.8      NOTICES...............................................................................30

         8.9      GOVERNING LAW.........................................................................30

         8.10     DESCRIPTIVE HEADINGS..................................................................31

                            SECURITYHOLDERS AGREEMENT

         This Securityholders Agreement (this "Agreement") is entered into as of _________ __, 2000 by and among (i) V.S.M. Investors, LLC, a Delaware limited liability company (the "Company"), (ii) Vestar, (iii) initial parties to this Agreement who are identified as Employees on the signature page hereto (each, an "Employee;" collectively, the "Employees"), and (iv) each other holder of Securities who hereafter executes a separate agreement to be bound by the terms hereof (Vestar, the Employees and each other Person that is or may become a party to this Agreement as contemplated hereby are sometimes referred to herein collectively as the "Securityholders" and individually as a "Securityholder"). Certain capitalized terms used herein are defined in Section 8.1.

                    The parties hereto agree as follows:

                                   ARTICLE I
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE PARTIES

         1.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Securityholders that as of the date of this Agreement:

         (a) it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

         (b) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

         (c) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach or default under, any term or condition of the Company's organizational documents or any agreement or instrument to which the Company is a party or by which it is bound.

         1.2 REPRESENTATIONS AND WARRANTIES OF THE SECURITYHOLDERS. Each Securityholder (as to himself or itself only) represents and warrants to the Company and the other Securityholders that, as of the time such Securityholder becomes a party to this Agreement:

         (a) this Agreement (or the separate joinder agreement executed by such Securityholder) has been duly and validly executed and delivered by such Securityholder, and this Agreement constitutes a legal and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms; and

         (b) the execution, delivery and performance by such Securityholder of this Agreement (or any joinder to this Agreement) and the consummation by such Securityholder of the transactions contemplated hereby (and thereby) will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Securityholder is subject, (ii) violate any order, judgment or decree applicable to such Securityholder, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Securityholder is a party or by which such Securityholder is bound.

                                  ARTICLE II
                              VOTING AGREEMENTS

         2.1 ELECTION OF MANAGEMENT COMMITTEE MEMBERS AND DIRECTORS. (a) Each Person, other than the Company, that is a party to this Agreement hereby agrees that such Person will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable action within such Person's control, and the Company will take all necessary and desirable actions within its control, to cause the authorized number of members or directors for each of the respective management committees or boards of directors of the Company and its Subsidiaries to be established at up to seven directors, and to elect or cause to be elected to the respective management committees or boards of directors of the Company and each of its Subsidiaries and cause to be continued in office, the following individuals:

         (i) up to six members/directors designated by the Vestar Majority Holders (the "Vestar Directors")

         (ii) 1 member/director, who shall be the chief executive officer of the Company (the "Management Director")

        (b) If at any time either the Employee Majority Holders or the Vestar Majority Holders, as the case may be, shall notify the other parties to this Agreement of their desire to remove, with or without cause, any individual from a Company or Subsidiary directorship for which such Person or Persons have designation rights pursuant to paragraph (a) above, all such parties so notified will vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such director.

         (c) If at any time any Management Director or Vestar Director ceases to serve on the management committee or board of directors of the Company or any Subsidiary of the Company (whether due to resignation, removal or otherwise), the

Securityholders entitled to designate the Management Director or the Vestar Directors, as appropriate, shall be entitled to designate a successor member/director to fill the vacancy created thereby on the terms and subject to the conditions of paragraph (a) above. Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill such vacancy.

         (d) Nothing in this Agreement shall be construed to impair any rights that the unitholders or stockholders of the Company or any Subsidiary of the Company may have to remove any director for cause under applicable law, the Operating Agreement or the organizational documents of the Company or such Subsidiary, as the case may be. No such removal of an individual designated pursuant to this Section 2.1 for cause shall affect any of the Securityholders' rights to designate a different individual pursuant to this
Section 2.1 to fill the position from which such individual was removed.

         (e) Subject to Section 7.2, the provisions of this Section 2.1 shall remain in effect following the first Public Offering.

         2.2 OTHER VOTING MATTERS. (a) Each party to this Agreement hereby agrees that such party will vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which such party has the power to vote or direct the voting, either in person or by proxy, whether at a securityholders meeting, or by written consent, in the manner in which Vestar directs in connection with the approval of any amendment or amendments to the Company's organizational documents, the merger, security exchange, combination or consolidation of the Company with any other Person or Persons, the sale, lease or exchange of all or substantially all of the property and assets of the Company and its Subsidiaries on a consolidated basis, and the reorganization, recapitalization, liquidation, dissolution or winding-up of the Company.

         (b) In order to effectuate the provisions of Sections 2.1 and 2.2 hereof, each holder of Employee Securities hereby grants to Michael N. Hammes, or if Michael N. Hammes shall cease to be the Chief Executive Officer of the Company, to his successor in such position with the Company, or if the Chief Executive Officer of the Company shall be unable to exercise this proxy due to illness or absence or if the position of Chief Executive Officer of the Company shall be vacant, to the General Counsel of the Company, a proxy to vote at any annual or special meeting of Securityholders, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of, all of the Securities owned or held of record by such holder in connection with the matters set forth in Sections
2.1 and 2.2 hereof in accordance with the provisions of Sections 2.1 and 2.2 hereof. Each of the proxies granted hereby is irrevocable and is coupled with an interest. To effectuate the provisions of this Section 2, the Secretary of each of the Company and each Subsidiary of the Company, or if there be no Secretary such other officer or employee of the Company or such Subsidiary as the management committee or board of directors of the Company or such Subsidiary may appoint to fulfill the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this
Section 2.

                                   ARTICLE III
                             TRANSFERS OF SECURITIES

         3.1 RESTRICTIONS ON TRANSFER OF EMPLOYEE SECURITIES. No holder of Employee Securities may Transfer any Employee Securities except in an Exempt Employee Transfer.

         3.2  RESTRICTIONS ON TRANSFERS OF VESTAR SECURITIES.

         (a) TAG-ALONG RIGHTS. Prior to making any Transfer of Vestar Securities (other than a Transfer described in Section 3.2(b)) any holder of Vestar Securities proposing to make such a Transfer (for purposes of this Section 3.2, a "Selling Holder") shall give at least thirty (30) days' prior written notice to each holder of Employee Securities (for purposes of this Section 3.2, each an "Other Holder") and the Company, which notice (for purposes of this Section 3.2, the "Sale Notice") shall identify the type and amount of Vestar Securities to be sold (for purposes of this Section 3.2, the "Offered Securities"), describe the terms and conditions of such proposed Transfer, and identify each prospective Transferee. Any of the Other Holders may, within fifteen (15) days of the receipt of the Sale Notice, give written notice (each, a "Tag-Along Notice") to the Selling Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Employee Securities such Other Holder desires to include in such proposed Transfer; provided, however, that (1) each Other Holder shall be required, as a condition to being permitted to sell Employee Securities pursuant to this
Section 3.2(a) in connection with a Transfer of Offered Securities, to elect to sell Employee Securities of the same type and class and in the same relative proportions (which proportions shall be determined on a unit for unit or, as the case may be, share for share basis and on the basis of aggregate liquidation value with respect to Preferred Units or Preferred Stock) as the Securities which comprise the Offered Securities, (2) no Employee Security that is subject to vesting shall be entitled to be sold pursuant to this Section 3.2(a) unless such Employee Security has fully vested; and (3) to exercise its tag-along rights hereunder, each Other Holder must agree to make to the Transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Holder agrees to make in connection with the Transfer of the Offered Securities (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Holder, the Other Holders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear his or its ratable share (which may be joint and several but shall be based on the value of Securities that are Transferred) of all liabilities to the Transferees arising out of representations, warranties and covenants (other than those representations, warranties and covenants that pertain specifically to a given Securityholder, who shall bear all of the liability related thereto), indemnities or other agreements made in connection with the Transfer. Each Securityholder will bear (x) its or his own costs of any sale of Securities pursuant to this Section 3.2(a) and (y) its or his pro-rata share (based upon the relative amount of Securities sold) of the costs of any sale of Securities pursuant to this Section 3.2(a) (excluding all amounts paid to any Securityholder or his or its Affiliates as a transaction fee, broker's fee, finder's fee, advisory fee, success fee, or other similar fee or charge related to the consummation of such sale) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Transferee.

         If none of the Other Holders gives the Selling Holder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, then (notwithstanding the first sentence of this Section 3.2(a)) the Selling Holder may Transfer such Offered Securities on the terms and conditions set forth, and to or among any of the Transferees identified (or Affiliates of Transferees identified), in the Sale Notice at any time within ninety (90) days after expiration of the fifteen-day period for giving Tag-Along Notices with respect to such Transfer. Any such Offered Securities not Transferred by the Selling Holder during such ninety-day period will again be subject to the provisions of this Section 3.2(a) upon subsequent Transfer. If one or more Other Holders give the Selling Holder a timely Tag-Along Notice, then the Selling Holder shall use all reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Other Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Securities, and no Selling Holder shall transfer any of its shares to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the Other Holders. If the prospective Transferee(s) is unwilling or unable to acquire all of the Offered Securities and all of the Employee Securities specified in a timely Tag-Along Notice upon such terms, then the Selling Holder may elect either to cancel such proposed Transfer or to allocate the maximum number of each class of Securities that the prospective Transferees are willing to purchase (the "Allocable Shares") among the Selling Holder and the Other Holders giving timely Tag-Along Notices as follows (it being understood that the prospective Transferees shall be required to purchase Securities of the same class on the same terms and conditions taking into account the provisions of clause (1) of the first paragraph of this Section 3.2(a), whether or not they are represented by voting trust certificates, and to consummate such Transfer on those terms and conditions):

              (i) each participating Securityholder (including the Selling Holder) shall entitled to sell a number of shares of each class of Securities (taking into account the provisions of clause (1) of the first paragraph of this Section 3.2(a)) (not to exceed, for any Other Holder, the number of shares of such class of Securities identified in such Other Holder's Tag-Along Notice) equal to the product of (A) the number of Allocable Shares of such class of Securities and (B) a fraction, the numerator of which is such Securityholder's Ownership Percentage of such class of Securities and the denominator of which is the aggregate Ownership Percentage for all participating Securityholders of such class of Securities; and

              (ii) if after allocating the Allocable Shares of any class of Securities to such Securityholders in accordance with clause (i) above, there are any Allocable Shares of such class that remain unallocated, then they shall be allocated (in one or more successive allocations on the basis of the allocation method specified in clause (i) above) among the Selling Holder and each such Other Holder that has elected in its Tag-Along Notice to sell a greater number of shares of such class of Securities than previously has been allocated to it pursuant to clause (i) and this clause (ii) (all of whom (but no others) shall, for purposes of clause (i) above, be deemed to be the participating Securityholders) until all such Allocable Shares have been allocated in accordance with this clause (ii).

              (b) EXCLUDED TRANSFERS. The rights and restrictions contained in Section 3.2(a) shall not apply with respect to any of the following Transfers of Securities:

                   (i)   any Transfer of Vestar Securities in a Public Sale;

                   (ii) any Transfer of Vestar Securities to and among the partners of Vestar and the partners, securityholders and employees of such partners (subject to compliance with Sections 3.3 and 3.4 hereof);

                   (iii) any Transfer of Vestar Securities in accordance with
         Section 4.1;

                   (iv) any Transfer of Vestar Securities incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company;

                   (v) any Transfer of Vestar Securities to employees or directors of, or consultants to, any of the Company and its Subsidiaries; and

                   (vi)  any Transfer constituting an Exempt Individual
         Transfer.

              (c) EXCLUDED SECURITIES. No Securities that have been transferred by the Selling Holder or an Other Holder in a Transfer pursuant to the provisions of Section 3.2(a) ("Excluded Securities") shall be subject again to the restrictions set forth in Section 3.2(a), nor shall any Securityholder holding Excluded Securities be entitled to exercise any rights as an Other Holder under Section 3.2(a) with respect to such Excluded Securities, and no Excluded Securities held by a Selling Holder or any Other Holder shall be counted in determining the respective participation rights of such Holders in a Transfer subject to Section 3.2(a).

              (d) The provisions of this Section 3.2 shall remain in effect following the first Public Offering.

              3.3 SECURITIES ACT COMPLIANCE. No Securities may be transferred by a Securityholder (other than pursuant to an effective registration statement under the Securities Act) unless such Securityholder first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act.

                  3.4 CERTAIN TRANSFEREES BOUND BY AGREEMENT. Subject to compliance with the other provisions of this Article III, any Securityholder may Transfer any Securities held by such Securityholder in accordance with applicable law; provided, however, that if the Transfer is not made pursuant to a Public Sale or a transaction the consummation of which will cause the termination of this Agreement pursuant to Article VII, then the Transferor of such Security shall first deliver to the Company a written agreement of the proposed Transferee (excluding a Transferee that is a Limited Partner) to become a Securityholder and to be bound by the terms of this Agreement (unless such proposed Transferee is already a Securityholder). All Employee Securities will continue to be Employee Securities in the hands of any Transferee (other than the Company, Vestar or any Transferee in a Public Sale); provided that Employee Securities Transferred pursuant to an exercise of tag-along rights as an Other Holder under Section 3.2(a) shall not be subject to the provisions of
Section 3.1 in the hands of the Transferee or any subsequent Transferee. All Vestar Securities will continue to be Vestar Securities in the hands of any Transferee (other than the Company, the Employees or a Transferee in a Public
Sale).

                  3.5 TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose.

                                   ARTICLE IV
                                TAKE-ALONG RIGHTS
                                ON APPROVED SALE

                  4.1      TAKE-ALONG RIGHTS.

                  (a) If Vestar elects to consummate, or to cause the Company to consummate, a transaction constituting a Sale of the Company, Vestar shall notify the Company and the other Securityholders in writing of that election, the other Securityholders will consent to and raise no objections to the proposed transaction, and the Securityholders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by Vestar. Without limiting the foregoing, (i) if the proposed Sale of the Company is structured as a sale of assets or a merger or consolidation, or otherwise requires stockholder approval, the Securityholders and the Company will vote or cause to be voted all Securities that they hold or with respect to which such Securityholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith, and (ii) if the proposed Sale of the Company is structured as or involves a sale or redemption of Securities, the Securityholders will agree to sell their pro-rata share of the Securities being sold in such Sale of the Company on the terms and conditions approved by Vestar, and the Securityholders will execute any merger, asset purchase, security purchase, recapitalization or other sale agreement approved by Vestar in connection with such Sale of the Company.

                  (b) The obligations of the Securityholders with respect to the Sale of the Company are subject to the satisfaction of the following conditions: (i) upon the consummation of the Sale of the Company, all of the holders of a particular class or series of Securities shall receive the same form and amount of consideration per share, unit or amount of Securities, or if any holders of a particular class or series of Securities are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option, (ii) all holders of then currently exercisable rights to acquire a particular class or series of Securities will be given an opportunity to either (A) exercise such rights prior to the consummation of the Sale of the Company and participate in such sale as holders of such Securities or (B) upon the consummation of the Sale of the Company, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share, unit or amount of Securities received by the holders of such type and class of Securities in connection with the Sale of the Company less the exercise price per share, unit or amount of such rights to acquire such Securities by (2) the number of shares, units or aggregate amount of Securities represented by such rights, and (iii) the holders of Preferred Units or, as the case may be, Preferred Stock shall receive consideration in respect of all of the issued and outstanding shares of Preferred Units or, as the case may be, Preferred Stock in such Sale of the Company having a fair market value equal to the aggregate liquidation value and preferred return of such Preferred Units or, as the case may be, Preferred Stock before any consideration is paid in respect of the Common Units or, as the case may be, Common Stock in such Sale of the Company.

                  (c) Each Securityholder will bear its or his pro-rata share (based upon the relative amount of Securities sold) of the reasonable costs of any sale of Securities pursuant to a Sale of the Company to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Securityholder for its or his sole benefit will not be considered costs of the transaction hereunder. In the event that any transaction that Vestar elects to consummate or cause to be consummated pursuant to this Section 4.1 is not consummated for any reason, the Company will reimburse Vestar for all actual and reasonable expenses paid or incurred by Vestar in connection therewith.

                  (d) Notwithstanding any provision in this Agreement to the contrary, Vestar Capital Partners shall be entitled to be paid customary and reasonable fees by the Company for any investment banking services provided by it in connection with a Sale of the Company. The provisions of this Section 4.1 shall remain in effect following the first Public Offering.

                                   ARTICLE V
                               REGISTRATION RIGHTS

                  5.1      DEMAND REGISTRATIONS.

                  (a) REQUESTS FOR REGISTRATION. Subject to the provisions of this Article V, the holders of a majority of Vestar Securities that constitute Registrable Securities shall have the right (the "Vestar Demand Right"), in each case to request registration under the Securities Act of all or any portion of the Registrable Securities held by such Securityholders (in each case, referred to herein as the "Requesting Holders") by delivering a written notice to the principal business office of the Company, which notice identifies the Requesting Holders and specifies the number of Registrable Securities to be included in such registration (the "Registration Request"). Subject to the restrictions set forth in paragraph 5.1(d), the Company will give prompt written notice of such Registration Request (the "Registration Notice") to all other holders of Registrable Securities and will thereupon use its best efforts to effect the registration (a "Demand Registration") under the Securities Act on any form available to the Company of:

                           (i) the Registrable Securities requested to be registered by the Requesting Holders;

                           (ii)   all other Registrable Securities of the
         same type and class which the Company has received a written request to register within 30 days after the Registration Notice is given and any securities of the Company proposed to be included in such registration by the Company for its own account; and

                           (iii) any securities of the Company proposed to be included in such registration by the holders of registration rights granted other than pursuant to this Agreement ("Other Registration Rights").

                  (b) PRESERVATION OF DEMAND REGISTRATION. A registration undertaken by the Company at the request of the Requesting Holder will not count as a Demand Registration:

                           (i) if, pursuant to the Vestar Demand Right the Requesting Holders fail to register and sell at least 75% of the Registrable Securities requested to be included in such registration by them, unless such failure results from any act of, or failure to act by, any of the Requesting Holders (provided that if the Requesting Holders withdraw their Registration Request prior to the time the registration statement therefore is declared effective and promptly reimburse the Company for all Registration Expenses incurred by the Company in connection with effecting such registration, such Registration Request shall not count as a Demand Registration); or

                           (ii)   if the Requesting Holders withdraw a
         Registration Request (A) upon the determination of the Management Committee or, as the case may be, Board of Directors of the Company to postpone the filing or effectiveness of a Registration Statement pursuant to paragraph 5.1(d) or (B) within ten days of receiving notice from the Company of its intent to exercise its Priority Right in connection with such registration.

                  (c) PRIORITY ON DEMAND REGISTRATION. If the sole or managing underwriter of a Demand Registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Company will include in such registration the greatest number of (i) Registrable Securities proposed to be registered by the holders thereof, (ii) securities having Other Registration Rights that are pari passu with the demand rights granted in respect of Registrable Securities hereunder proposed to be registered by the holders thereof and (iii) securities proposed to be registered by the Company for its own account which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities, the holders of such Other Registration Rights and the Company, based (A) as between the Company and such holders requesting registration, on the respective amounts of securities requested to be registered, and (B) as among the holders requesting registration, on the respective amounts of Registrable Securities (whether requested to be registered pursuant to Section 5.1 or 5.2) and securities subject to such Other Registration Rights, as the case may be, held by each such holder; provided, however, that the Company shall have the right (the "Priority Right") to receive priority over all holders of Registrable Securities in any Demand Registration to be effected under this Section 5.1 with respect to securities that the Company proposes to include in such registration for its own account by giving written notice of its election to exercise such Priority Right to the holders of Registrable Securities requesting registration thereof.

                  (d) RESTRICTIONS ON DEMAND REGISTRATIONS. Except as otherwise provided in this Section 5.1(d), the Company shall be obligated to effect six Demand Registrations pursuant to a Vestar Demand Right. Any Demand Registration requested must be for a firmly underwritten public offering to be managed by an underwriter or underwriters of recognized national standing selected by the Requesting Holders and reasonably acceptable to the Company.

                  (e) STOCK SPLITS. In connection with any Demand Registration pursuant to this Section 5.1, each party to this Agreement will vote, or cause to be voted, all securities of the Company over which it has the power to vote or direct the voting to effect any stock split which, in the opinion of the sole or managing underwriter, is necessary to facilitate the effectiveness of such Demand Registration.

                  5.2      INCIDENTAL REGISTRATION.

                  (a) REQUESTS FOR INCIDENTAL REGISTRATION. At any time the Company proposes to register any shares of Common Stock under the Securities Act (other than registrations on such form(s) solely for registration of Common Stock in connection with any employee benefit plan or dividend reinvestment plan or a merger or consolidation), including registrations pursuant to Section 5.1(a), whether or not for sale for its own account, the Company will give written notice to each holder of Registrable Securities at least thirty (30) days prior to the initial filing of such Registration Statement with the SEC of its intent to file such registration statement and of such holder's rights under this Section 5.2. Upon the written request of any holder of Registrable Securities made within twenty (20) days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its best efforts to effect the registration (an "Incidental Registration") under the Securities Act of all Registrable Securities which the Company, as the case may be, has been so requested to register by the holders thereof; PROVIDED, HOWEVER, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Incidental Registration (each an "Incidental Registration Statement"), the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (a) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 5.2 in connection with such registration (but not from its obligation to pay the expenses incurred in connection therewith), and (b) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities under this
Section 5.2 during the period that the registration of such other securities is delayed.

                  (b) PRIORITY ON INCIDENTAL REGISTRATION. If the sole or managing underwriter of a registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Company will include in such registration the Registrable Securities and other securities of the Company in the following order of priority:

                           (i) first, the greatest number of securities of the Company proposed to be included in such registration by the Company for its own account and by holders of Other Registration Rights that have priority over the incidental registration rights granted to holders of Registrable Securities under this Agreement, which in the opinion of such underwriters can be so sold; and

                           (ii) second, after all securities that the Company proposes to register for its own account or for the accounts of holders of Other Registration Rights that have priority over the incidental registration rights under this Agreement have been included, the greatest amount of Registrable Securities and securities having Other Registration Rights that are pari passu with Registrable Securities, in each case requested to be registered by the holders thereof which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities (whether requested to be registered pursuant to Section 5.1 or 5.2) and securities subject to such Other Registration Rights based on the respective amounts of Registrable Securities and securities subject to such Other Registration Rights held by each such holder.

                  (c) Upon delivering a request under this Section 5.2, a Securityholder (excluding Vestar and its Affiliates, but including any other Permitted Transferee of any thereof) will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company and one of the Vestar Directors with respect to such Securityholder's Securities to be registered pursuant to this Section 5.2 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Securityholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein (who shall be reasonably satisfactory to one of the Vestar Directors) a certificate or certificates representing such Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Securityholder's behalf with respect to the matters specified therein. Such Securityholder also agrees to execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 5.2.

                  5.3 HOLDBACK AGREEMENTS. (a) Each holder of Registrable Securities agrees that if requested in connection with an underwritten offering made pursuant to a Registration Statement for which such Securityholder has registration rights pursuant to this Article V by the managing underwriter or underwriters of such underwritten offering, such holder will not effect any Public Sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending 180 days after, the closing date of each underwritten offering made pursuant to such Registration Statement (or for such shorter period as to which the managing underwriter or underwriters may agree, provided that such shorter period applies equally to all holders of Registrable Securities).

                  (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration (or for such shorter period as to which the managing underwriter or underwriters may agree), except as part of such Demand Registration or in connection with any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination and (ii) to use all reasonable efforts to cause each holder of at least 5% (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, which are or may be purchased from the Company at any time after the date of this Agreement (other than in a registered offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such underwritten offering, if otherwise permitted).

                  5.4 REGISTRATION PROCEDURES. In connection with the registration of any Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                  (a) Prepare and file with the SEC a Registration Statement or Registration Statements on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method of distribution thereof, and use its best efforts to cause each such Registration Statement to become effective;

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the earlier of (i) 90 days from the effective date and (ii) such time as all of such securities have been disposed of in accordance with the intended method of disposition thereof; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented.

                  (c) Notify the selling holders of Registrable Securities promptly (but in any event within two business days), and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities the Company becomes aware that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5.4(h) below cease to be true and correct in all material respects, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, (v) if the Company becomes aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) Deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

                  (f) Prior to any public offering of Registrable Securities, to use its best efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the underwriters, if any, the sales agents and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any selling holder or the managing underwriters reasonably request in writing; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

                  (g)      Upon the occurrence of any event contemplated by
Section 5.4(c)(v) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (h) Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in Section 5.6 hereof (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (i) Comply with all applicable rules and regulations of the SEC and make generally available to its Securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities
Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effectiveness of a Registration Statement, which statements shall cover said 12-month periods.

                  (j) (i) Use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which Common Stock is then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no Common Stock is then so listed, use its best efforts to, either (as the Company may elect) (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) secure designation of all such Registrable Securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 or, failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc. ("NASD").

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing; PROVIDED that such information shall be used only in connection with such registration. The Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information promptly after receiving such request. Each holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in

Section 5.4(c)(ii), 5.4(c)(iv) or 5.4(c)(v), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto.

                  5.5 REGISTRATION EXPENSES. Subject to Section 5.1(b)(i), all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or "blue sky" laws), (ii) reasonable messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants referred to in Section 5.4(h), (v) underwriters' fees and expenses (excluding discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), (vi) Securities Act liability insurance, if the Company so desires such insurance, (vii) internal expenses of the Company, (viii) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and (x) the fees and expenses of any Person, including special experts, retained by the Company. In connection with any Demand Registration or Incidental Registration hereunder, the Company shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the Requesting Holders, if pursuant to a Demand Registration, or the Company, in all other cases, and other reasonable out-of-pocket expenses of the holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

                  5.6      INDEMNIFICATION; CONTRIBUTION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, the officers, directors, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the officers, directors, agents and employees of each such controlling person and any financial or investment adviser (each, an "Indemnified Party"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened) reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, "Losses"), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Indemnified Party or the related holder of Registrable Securities expressly for use therein or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; PROVIDED, HOWEVER, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Person failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting the claim from which such Losses arise, (ii) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (iii) the Company has complied with its obligations under Section 5.4(c). Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

                  (b) INDEMNIFICATION BY HOLDERS. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder, or an authorized officer of such holder, shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or prospectus and agrees, severally and not jointly, to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, prospectus or form of prospectus; PROVIDED, HOWEVER, that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Company within a reasonable period of time prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (the "indemnifying parties") of the commencement of any action, suit, proceeding or investigation or written threat thereof (a "Proceeding") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; PROVIDED, HOWEVER, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the indemnifying parties agree to pay such fees and expenses; (ii) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The indemnifying parties shall not consent to entry of any judgment or enter into any settlement which (i) provides for other than monetary damages without the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed) or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a release, in form and substance satisfactory to the indemnified party or parties, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder.

                  (d) CONTRIBUTION. If the indemnification provided for in this Section 5.6 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 5.6 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 5.6(a) or 5.6(b) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.6(d) were determined by pro-rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.6(d). Notwithstanding the provisions of this Section 5.6(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  5.7 RULES 144 AND 144A. At all times after the Company effects its first Public Offering, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as such information is necessary to permit sales under Rule 144A), and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

                  5.8 UNDERWRITTEN REGISTRATIONS. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  5.9 NO INCONSISTENT AGREEMENTS. The Company has not and will not, enter into any agreement with respect to the Company's securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Article V or otherwise conflicts with the provisions hereof.

                                ARTICLE VI
                            PRE-EMPTIVE RIGHTS

                  6.1      ISSUANCE OF NEW SECURITIES TO AFFILIATES.

                  (a) If at any time after the date of this Agreement the Company proposes to issue or sell any Common Units, Common Stock, Common Stock Equivalents, Preferred Units or Preferred Stock of the Company (collectively, "New Securities"), in each case to Vestar or any Affiliate of Vestar, the Company shall first offer to sell to the holders of Employee Securities a portion of each type of such New Securities equal to the quotient determined by dividing (x) the number of Fully-Diluted Units held or beneficially owned by such holder of Employee Securities by (y) the total number of Fully-Diluted Units outstanding immediately prior to such issuance or sale. The holders of Employee Securities shall be entitled to purchase such New Securities at the most favorable price and on the most favorable terms as such New Securities are to be offered to Vestar or any Affiliate of Vestar.

                  (b) In order to exercise its purchase rights hereunder, each holder of Employee Securities must, within thirty days after receipt of written notice from the Company describing in reasonable detail the New Securities being offered, the purchase price thereof, the payment terms and the percentage of the New Securities available to such holder pursuant to
Section 6.1(a), deliver a written notice to the Company describing its election to exercise its purchase rights hereunder.

                  (c) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such New Securities which the holders of Employee Securities have not elected to purchase during the ninety days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the holders of Employee Securities. Any New Securities to be sold by the Company to

Vestar or any Affiliate of Vestar after such ninety-day period must be reoffered to the holders of Employee Securities pursuant to the terms of this
Section 6.1.

                  (d) The provisions of this Section 6.1 will not apply to the following issuances of New Securities:

                           (i)    any New Securities issued upon the
              conversion or exercise of any Common Stock Equivalents not issued in violation of this Section 6.1;

                           (ii) any issuance of New Securities incident to the exercise, conversion or exchange of any securities of the Company that were not issued in violation of this Section 6.1, a subdivision of shares (including any stock dividend or stock split), any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of the Company; or

                           (iii) any New Securities issued in connection with the acquisition by the Company of another Person that is not an Affiliate of Vestar (whether by acquisition of stock or by merger or consolidation, or the acquisition of all or substantially all of such Person's assets).

                  (e) Nothing in this Section 6.1 shall be deemed to prevent Vestar or any Affiliate of Vestar from purchasing for cash any New Securities without first complying with the provisions of this Section 6.1; PROVIDED, that in connection with such purchase, (a) the Company's Management Committee or Board of Directors has determined in good faith (1) that the Company needs an immediate cash investment, (2) that no alternative financing on terms no less favorable to the Company in the aggregate than such purchase is available which is of a type that could be obtained without having to comply with this Section 6.1, and (3) that the delay caused by compliance with the provisions of this Section 6.1 in connection with such investment would be reasonably likely to cause severe and immediate harm to the Company, (b) the Person making such purchase (for purposes of this Section 6.1, the "Purchasing Holder") gives prompt notice to the holders of Employee Securities of the Purchasing Holder's investment, which notice shall describe in reasonable detail the New Securities being purchased by the Purchasing Holder and the purchase price thereof, and (c) the Purchasing Holder and the Company take all steps necessary to enable the holders of Employee Securities to effectively exercise their respective rights under this Section 6.1 with respect to their purchase of a pro-rata share of the New Securities issued to the Purchasing Holder after such purchase by the Purchasing Holder on the terms specified in
Section 6.1(a).

                                 ARTICLE VII
                          AMENDMENT AND TERMINATION

                  7.1 AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by each of the Company, Vestar and the Employee Majority Holders. The failure of any party to enforce any of the provisions of this

Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                  7.2      TERMINATION OF CERTAIN PROVISIONS. The provisions of
Article II shall terminate upon the consummation of the Company's first Public Offering if, and only to the extent, required by the managing underwriter of such Public Offering; provided, however, that none of the limitations set forth in Article II on Vestar's ability to cause the other Securityholders to vote their Securities in the manner Vestar directs in connection with the transactions specified in Section 2.2 may be terminated with respect to any of such rights granted to Vestar in Section 2.2.

                  7.3 TERMINATION OF AGREEMENT. This Agreement will terminate in respect of all Securityholders (a) with the written consent of the Company, the Vestar Majority Holders and the Employee Majority Holders,
(b) upon the dissolution, liquidation or winding-up of the Company or (c) upon the consummation of a Sale of the Company (except with respect to the rights to Incidental Registration under Article V, which shall survive). The termination of this Agreement will not affect any indemnification or contribution obligations under Section 5.6, which shall survive such termination.

                  7.4 TERMINATION AS TO A PARTY. Any Person who ceases to hold any Securities shall cease to be a Securityholder and shall have no further rights or obligations under this Agreement (except with respect to any indemnification and contribution obligations under Section 5.6, which shall survive).

                               ARTICLE VIII
                               MISCELLANEOUS

                  8.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:


                  "AFFILIATE" of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person's Family Group.

                  "AGREEMENT" has the meaning set forth in the preface.

                  "AGREEMENT OF MERGER" means the Agreement and Plan of Merger dated as of October __, 2000 by and among the Company, V.S.M. Holdings, Inc., V.S.M. Acquisition Corp. and __________.

                  "ALLOCABLE SHARES" has the meaning set forth in Section
3.2(a).

                  "CALL OPTION" has the meaning given to such term in the Management Subscription Agreements.

                  "CLOSING DATE" has the meaning given such term in the Agreement of Merger.

                  "CLOSING FEE" means the fee to be paid to Vestar and its Affiliates on the Closing Date in the aggregate amount of $[_________].

                  "COMMON STOCK" means, collectively, following the conversion of the Company into a corporation or the Company being merged into, or otherwise succeeded by, a corporation, the common stock of the Company and any other class or series of authorized capital stock of the Company which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "COMMON STOCK EQUIVALENTS" means (without duplication with any Common Units, Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Units, Common Stock or securities exercisable for or convertible or exchangeable into Common Units or Common Stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "COMMON UNITS" has the meaning set forth in the Operating Agreement.

                  "COMPANY" has the meaning set forth in the preface.

                  "CONTROL" (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

                  "DEMAND REGISTRATION" has the meaning given to such term in
Section 5.1(a).

                  "EMPLOYEE MAJORITY HOLDERS" means the Person or Persons having beneficial ownership of a majority of the Preferred Units or, as the case may be, Preferred Stock and a majority of the Common Units or, as the case may be, Common Stock constituting Employee Securities.

                  "EMPLOYEE SECURITIES" means (a) the Preferred Units and Common Units acquired by the Employees on or after the date of this Agreement under the Management Subscription Agreements, (b) any Securities, Common Units, Common Stock, Common Stock Equivalents, Preferred Units or Preferred Stock hereafter acquired by any holder of Employee Securities, and (c) any securities of the Company issued with respect to the securities referred to in clauses (a) or (b) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "EXCLUDED SECURITIES" has the meaning set forth in Section 3.2(c).

                  "EXEMPT EMPLOYEE TRANSFER" means a Transfer of Employee Securities (a) pursuant to an exercise of tag-along rights as an Other Holder under Section 3.2, (b) pursuant to a Sale of the Company under Section 4.1 or other transaction approved under Section 2.2, (c) to the Company pursuant to a Call Option under a Management Subscription Agreement, (d) to the Company pursuant to an exercise of a Put Option under a Management Subscription Agreement, (e) pursuant to a Public Sale, (f) upon the death of the holder pursuant to the applicable laws of descent and distribution, (g) solely to or among such Employee's Family Group, or (h) incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company.

                  "EXEMPT INDIVIDUAL TRANSFER" means a Transfer of Vestar Securities held by a natural person (a) upon the death of the holder pursuant to the applicable laws of descent and distribution, (b) solely to or among such Person's Family Group, or (c) to the Company incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company.

                  "FAMILY GROUP" means, with respect to any individual, such individual's spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual's spouse and/or such individual's descendants.

                  "FULLY-DILUTED UNITS" means, as of any date of determination, the number of shares of Common Stock outstanding plus (without duplication) all Common Units or, as the case may be, shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents.

                  "INCIDENTAL REGISTRATION" has the meaning given such term in
Section 5.2(a).

                  "INDEMNIFIED PARTY" has the meaning given such term in
Section 5.6(a).

                  "LIMITED PARTNER" means a limited partner of Vestar (excluding any such limited partner who is an employee either of the general partner of Vestar or an Affiliate of the general partner of Vestar).

                  "LOSSES" has the meaning given such term in Section 5.6(a).

                  "MANAGEMENT AGREEMENT" means the management agreement dated the Closing Date (and as in effect on such date) between the Company and Vestar Capital Partners.

                  "MANAGEMENT SUBSCRIPTION AGREEMENTS" mean the unit subscription agreements between the Company and the respective Employees.

                  "MEMBER" has the meaning given such term in the Operating Agreement.

                  "NASD" has the meaning given such term in Section 5.4(j).

                  "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

                  "NEW SECURITIES" has the meaning given to such term in
Section 6.1(a).

                  "OPERATING AGREEMENT" means the Operating Agreement dated as of _________ __, 2000 among the Company, Vestar and the other parties thereto.

                  "OTHER HOLDER" has the meaning given such term in Section 3.2(a).

                  "OTHER REGISTRATION RIGHTS" has the meaning given such term in Section 5.1(a)(iii).

                  "OWNERSHIP PERCENTAGE" means, for each Securityholder and with respect to a type and class of Security, the percentage obtained by dividing the number of units or shares of such Security held by such Securityholder by the total number of units or shares of such Security (other than Excluded Securities) outstanding.

                  "PERSON" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

                  "PREFERRED STOCK" means collectively, following the conversion of the Company into a corporation or the company being merged into, or otherwise succeeded by, a corporation, the Series A Participating Preferred Stock and any other class or series of authorized capital stock of the Company that is limited to a fixed sum or percentage of par value or stated value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

                  "PREFERRED UNITS" has the meaning set forth in the Operating Agreement.

                  "PRIORITY RIGHT" has the meaning given such term in Section 5.1(c)(i).

                  "PROCEEDING" has the meaning given such term in Section
5.6(c).

                  "PUBLIC OFFERING" means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

                  "PUBLIC SALE" means a sale of Securities pursuant to a Public Offering or a Rule 144 Sale.

                  "PURCHASING HOLDER" has the meaning given such term in
Section 6.1(e).

                  "PUT OPTION" has the meaning given such term in the Management Subscription Agreements.

                  "REGISTRABLE SECURITIES" means any Vestar Securities and Securities that are of the same type and class as the Vestar Securities. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) Transferred in a Public Sale or
(ii) otherwise Transferred and new certificates not bearing the legend set forth in Section 8.2(b) hereof shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or such state securities or blue sky laws then in force. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been affected.

                  "REGISTRATION EXPENSES" means all amounts payable by the Company pursuant to Section 5.5.

                  "REGISTRATION NOTICE" has the meaning given such term in
Section 5.1(a).

                  "REGISTRATION REQUEST" has the meaning given such term in
Section 5.1(a).

                  "REGISTRATION STATEMENT" means any registration statement of the Company under which any of the Registrable Securities are included therein pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "REQUESTING HOLDER" has the meaning given such term in
Section 5.1(a).

                  "RULE 144" means Rule 144 adopted under the Securities Act (or any successor rule or regulation).

                  "RULE 144 SALE" means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any successor rule or regulation).

                  "SALE OF THE COMPANY" means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or Persons on an arm's-length basis, pursuant to which such party or parties (a) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the Fully Diluted Units or voting stock of V.S.M. Holdings, Inc. or (b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

                  "SALE NOTICE" has the meaning given such term in Section
3.2(a).

                  "SEC"  means the Securities and Exchange Commission.

                  "SECURITIES" means, collectively, the Vestar Securities and the Employee Securities.

                  "SECURITYHOLDER" has the meaning given such term in the preface.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "SELLING HOLDER" has the meaning given such term in Section 3.2(a).

                  "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect directors having a majority of the voting power of the board of directors of such corporation.

                  "TAG-ALONG NOTICE" has the meaning given such term in
Section 3.2(a).

                  "TRANSFER" means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such Security or any interest therein.

                  "VESTAR" means Vestar Capital Partners IV, L.P., a Delaware limited partnership.

                  "VESTAR DEMAND RIGHT" has the meaning given such term in
Section 5.1(a).

                  "VESTAR DIRECTORS" has the meaning given such term in
Section 2.1(a)(ii).

                  "VESTAR MAJORITY HOLDERS" means the Person or Persons holding a majority of the Preferred Units or Preferred Stock and a majority of the Common Units or Common Stock constituting Vestar Securities.

                  "VESTAR SECURITIES" means (a) Vestar Units, (b) Securities, Common Units, Common Stock, Common Stock Equivalents, Preferred Units or Preferred Stock hereafter acquired by Vestar, and (c) any securities of the Company issued with respect to the securities referred to in clauses (a) or
(b) above by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

                  "VESTAR UNITS" means the Preferred Units issued to Vestar on the Closing Date.

                  8.2      LEGENDS.

                  (a) SECURITYHOLDERS AGREEMENT. Each certificate or instrument evidencing Securities and each certificate or instrument issued in exchange for or upon the Transfer of any such Securities (if such securities remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE ["EMPLOYEE SECURITIES"] ["VESTAR SECURITIES"] UNDER A CERTAIN SECURITYHOLDERS AGREEMENT DATED AS OF _____________, 2000 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S SECURITYHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITYHOLDERS AGREEMENT. A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

                  (b) RESTRICTED SECURITIES. Each instrument or certificate evidencing Securities and each instrument or certificate issued in exchange or upon the Transfer of any Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN

                  REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES
                  ACT)."

                  (c) REMOVAL OF LEGENDS. Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Securities, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

                  8.3 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  8.4 ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  8.5 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securities and the respective successors and assigns of each of them, so long as they hold Securities.

                  8.6 COUNTERPARTS. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  8.7 REMEDIES. The Company and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Securityholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  8.8 NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) delivered personally, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address is:

         V.S.M. Investors, LLC
         c/o Vestar Capital Partners IV, L.P.
         245 Park Avenue, 41st Floor
         New York, New York 10167
         Attention:  James L. Elrod, Jr.
                     Managing Director

         with a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017-3954
         Attention:  Peter J. Gordon

A copy of each notice given to the Company shall be given to Vestar (and no notice to the Company shall be effective until such copy is delivered to Vestar) at the following address:

         Vestar Capital Partners IV, L.P.
         245 Park Avenue, 41st Floor
         New York, New York  10167
         Attention:  Jack M. Feder, Esq.
                     General Counsel

         with a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, New York 10017-3954
         Attention:  Peter J. Gordon

                  8.9 GOVERNING LAW. The Delaware Limited Liability Company Act (and, following the conversion of the Company into a corporation or the Company being merged into, or otherwise succeeded by, a corporation, the relevant state corporation law) shall govern all questions arising under this Agreement concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York applicable to contracts made and to be performed in the State of New York.

                  8.10 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Securityholders Agreement on the day and year first above written.

                                    V.S.M. INVESTORS, LLC

                                    By:      -----------------------------------
                                             Name:
                                             Title:


                                    VESTAR CAPITAL PARTNERS IV, L.P.

                                    By:      Vestar Associates III, L.P.,
                                             its General Partner

                                    By:      Vestar Associates Corporation IV,
                                             its General Partner

                                             By:      -------------------------
                                                      Name:
                                                      Title:   Managing Director

                                                                    CONFIDENTIAL


                                                   PROJECT MOONSHINE

                               TERM SHEET FOR PRINCIPAL PROVISIONS OF MANAGEMENT EQUITY
                                               AND SEVERANCE ARRANGEMENTS

-------------------------------------------------------------------------------------------------------------------------
STRUCTURE CHART     The chart attached hereto as Attachment A sets forth the proposed organization and capitalization of
                    V.S.M. Investors, LLC ("LLC" or the "Company") and its subsidiaries.
-------------------------------------------------------------------------------------------------------------------------

ROLLOVER EQUITY     G-7:  55% (subject to adjustment to the extent that more than 45% of a holder's gross proceeds are needed to pay taxes thereon) of all pre-tax proceeds of mega-grants must be rolled over into Class
                    A Participating Preferred Units (the "rollover equity").


                    OTHER MEMBERS OF OPERATING COMMITTEE AND AD HOC OPERATING COMMITTEE:  If they elect to rollover, must rollover 55% (subject to adjustment as described above) of all pre-tax proceeds of mega-grants into rollover equity.


                    REQUIRED ROLLOVER:  The total amount rolled over by the "G-7" and the other members of the Operating
                    Committee and Ad Hoc Operating Committee must be at least 68% of 55% of all pre-tax proceeds of all of Moonshine's mega-grants.


                    OTHER EMPLOYEES:  Will have the choice of whether or not to rollover the proceeds of their mega-grant options, PROVIDED THAT actual participation is at an appropriate level.


                    The amount of equity that will be received through the rollover of the mega-grants will be 10% of the Class A Participating Preferred Units (8.79% of the fully diluted equity of LLC), regardless of whether 6/9, 7/9 or 9/9 of the mega-grants will become exercisable upon the change of control,
                    PROVIDED THAT, if the amount of the rollover is less than $6.4 million due to employees electing no rollover and other employees do not make up the difference, the equity percentage (and the
                    Additional Units referred to below) shall be reduced proportionately.  Any Class A Participating
                    Preferred Units not purchased by the employees will be purchased by the Sponsor Group.
-------------------------------------------------------------------------------------------------------------------------

LLC EQUITY          The LLC will be managed by Vestar Capital Partners IV, L.P. and will have a management committee structured as described in the Securityholders Agreement.  Distributions to holders of LLC units shall be made as follows:


                    First, to the holders of the Class A Participating Preferred Units until they have received a return of their investment and a 12.75% preferred return (compounded on a quarterly basis).


                    Second, to the holders of Class A Participating Preferred Units until they have received $10 per share.


                    Third, at least 87.9% of remaining distributions to holders of Class A Participating Preferred Units
                    (Vestar Capital Partners IV, LP and Park Avenue Investors (the "Sponsor Group"): 79.11%; and
                    rollover equity participants: 8.79%) and up to 12.1% of remaining distributions to the holders of
                    Class B, C and D Common Units.  The actual amount distributable to the Class B, C and D Common Units will be reduced to the extent that such units are repurchased or if applicable performance targets or return hurdles (as discussed below) are not achieved.  For example, if 10% of such units are repurchased from departing employees, the maximum amount distributable in respect of the Class B, C and D Common Units would be 90% of 12.1% or 10.89%.  The balance would be distributed to holders of
                    Class A
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
                    Participating Preferred Units.
-------------------------------------------------------------------------------------------------------------------------

NON-MEGA GRANT      Cash paid with respect to any options that are in the money and that were not part of the recent
OPTIONS             "mega-grants" will not be required to be rolled over into equity.
-------------------------------------------------------------------------------------------------------------------------

CALLS ON ROLLOVER   An employee is "vested" in 100% of the principal amount of his rollover equity (subject to losses
EQUITY              that may be incurred as a result of a decline in the value of the underlying equity).  The appreciation on the rollover equity, if any, from the closing is subject to a vesting schedule that is built into the call terms.  Following a termination of an employee's employment, any call of rollover equity can be made for 90 days after (x) in the case of rollover equity that is not vested as to appreciation, the date of the termination of employee's employment and (y) in the case of rollover equity that is vested as to appreciation as well as principal, the date that is 6 months after the date on which such rollover equity first vests as to appreciation as well as principal.
-------------------------------------------------------------------------------------------------------------------------

                    GOOD EXIT PRICE: The rollover equity held by an employee who leaves upon a "Good Exit" (I.E., voluntarily with good reason, death, disability, retirement or fired without cause) after closing will be subject to call in whole or in part at the following prices:
-------------------------------------------------------------------------------------------------------------------------
                                   ANNIVERSARY OF CLOSING                PRICE = COST                 PRICE = FMV
                                   ----------------------                ------------                 -----------
-------------------------------------------------------------------------------------------------------------------------
                             Before 1st                                    100%                              0%
                             After 1st, before 2nd                          80%                             20%
                             After 2nd, before 3rd                          60%                             40%
                             After 3rd, before 4th                          40%                             60%
                             After 4th, before 5th                          20%                             80%
                             After 5th                                       0%                            100%
--------------------------------------------------------------------------------------------------------------------------

                    VOLUNTARY QUIT PRICE: The rollover equity held by an employee who leaves voluntarily without good reason following the closing (a "VOLUNTARY QUIT") will be subject to call at the following prices:
-------------------------------------------------------------------------------------------------------------------------
                                                                       PRICE = LOWER OF
                                   ANNIVERSARY OF CLOSING                 COST OR FMV                 PRICE = FMV
                                   ----------------------                 -----------                 -----------
--------------------------------------------------------------------------------------------------------------------------
                             Prior to 3rd                                  100%                              0%
                             After 3rd, before 4th                          60%                             40%
                             After 4th, before 5th                          25%                             75%
                             After 5th                                       0%                            100%
--------------------------------------------------------------------------------------------------------------------------

                    For each of the charts listed above, after a percentage of the equity is subject to call at fair market value ("FMV") (for Good Exit, after 1st anniversary, for Voluntary Quit, after 3rd anniversary) the increase in the Applicable Percentage between the anniversaries of the closing is accrued monthly (e.g., for Voluntary Quit, between years 3 and 4, the percentage subject to purchase of FMV increases by approximately 3.42% per month, for Good Exit, the year to year increase is at approximately 1.67% per month).  In the case of an employee who leaves upon a "Good Exit", if 90% of the Class D Case discussed below has been achieved as of the fourth anniversary, the Applicable
                    Percentage will be 100%.
-------------------------------------------------------------------------------------------------------------------------

                    TERMINATION FOR CAUSE:  The rollover equity held by an employee who is terminated for cause following the closing will be subject to call at the lesser of FMV or cost.
-------------------------------------------------------------------------------------------------------------------------

PAYMENT TERMS       GOOD EXIT:  The call or put will generally be paid in cash (after payment of any debt owed by the
UPON EXERCISE OF    employee to LLC and its subsidiaries).  The only exception is when applicable law, regulation or order of any governmental or judicial authority, the LLC operating agreement

-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------

CALL OR PUT         or the financing documents or financial provisions of the organizational documents of the LLC and its subsidiaries (the "Governing Documents") preclude a cash payment by LLC to employee or a cash dividend or distribution to LLC or one of its subsidiaries by a subsidiary of LLC to fund a cash payment by LLC to employee or would be in default as a result of such a cash payment, dividend or distribution.  In that case, the purchase price will be in the form of an interest bearing junior subordinated note (or partially in cash, to the extent allowed under the Governing Documents).  The note shall be payable as soon as cash may be paid under the Governing Documents and, in all events, at a sale of the Company or an IPO from net cash proceeds payable to the LLC or its unitholders in such sale or IPO.

                    CAUSE TERMINATION OR A VOLUNTARY QUIT: Purchase price is payable with an interest bearing note.
                    Principal and interest on the note is payable in a balloon payment five years after the call (with acceleration at a Company sale or IPO from net cash proceeds payable to the LLC or its unitholders in such sale or IPO).
-------------------------------------------------------------------------------------------------------------------------

PUT RIGHTS          Generally, no put rights.  There is a limited right prior to an IPO or sale of the LLC for deceased, retired and disabled employees to put all of their units that are vested as to appreciation as well as principal for 90 days after the date that is 6 months after the date of the employee's termination of employment at such units' FMV at the purchase date.
-------------------------------------------------------------------------------------------------------------------------

DETERMINING FMV     FMV will be determined by the Board in good faith.  If an employee disputes the Board's valuation, he will have the opportunity to submit the issue to an independent arbiter, under a "baseball"
                    arbitration procedure whereby the Company and the employee will each propose a value and the arbiter will choose one of the two values.  The Company will provide the employee with all data (including reports of employees and outside advisors) relied upon by the Board in making its determination, and will pay the employee's reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel and one appraiser, accountant or investment banking firm) if the arbiter selects the employee's proposed value.  The arbiter will be an organization experienced in valuation acceptable to both parties.
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

ADDITIONAL UNITS    At or shortly following closing, management will be permitted to purchase, at a nominal price, additional classes (Class B, C and D Common Units) of units in the LLC (the "Additional Units"), which will represent the right to receive 12.1% of the increase in the value of the common equity*
                    of the LLC.  The Class B Units will represent the right to receive 4.033% of the increase in the value of the common equity of the LLC subject to the period of the employee's post-closing service.


                    The Class C Units will represent the right to receive 4.033% of the increase in the value of common equity upon a liquidity event, e.g., a sale of the Company, to the extent that:


                          1.  the Sponsor Group has achieved the return hurdle for the Class C Units described under
                    "Impact of Exit/Sale" below, or


                          2.  the performance targets of the Company set forth in the Class C Case have been met in each of the five years after the closing.  The Class C Case is attached hereto as Attachment B.


                    If the return hurdles are not achieved as a result of a sale, the Class C Units may be entitled
-------------------------------------------------------------------------------------------------------------------------

------------------
* This includes the Class A Participating Preferred Units.

-------------------------------------------------------------------------------------------------------------------------

                      to partial distributions of the proceeds from that sale.  For each year that the relevant performance targets are met prior to the sale, the Class C Units are entitled to 20% of the full distribution right.  For example, if the Company is sold after the end of the third year and all of the performance targets were met for Class C Units for each of the three preceding years, but, if any of the remaining Class C Units were entitled to any distribution, the return hurdles would not be met, the holders of Class C Units would be entitled to 60% of the full distribution right of 4.033% (or 2.4198%) of the increase in common equity value over $10 per unit (assuming none of the Class C Units have been repurchased as described below).  No partial credit for a year will be given if the performance for that year does not at least equal the target objectives for the year.  Notwithstanding the foregoing, if (x) the target objectives for the fiscal year ended in
                      2004 have not been met, (y) the actual performance for the following year exceeds the target objectives for such year (the "Excess") and (z) the addition of such Excess to the actual performance for the fiscal year ended in 2004 results in the target objectives for the fiscal year ended in 2004 to be met, then credit will be given for the achievement of such target objectives.

                      The economic rights of Class D Units are identical to those of the Class C Units except that the performance targets for the Class D Units are set forth in the Class D Case.  The Class D Case is attached hereto as Attachment C.

                      The Additional Units will be subject to call on terms substantially similar to those applicable to the rollover equity (except as otherwise described below with respect to the Class C Units and the
                      Class D Units).

                      The performance targets for the Class C and Class D Units will be subject to reasonable adjustments by the LLC Management Committee to reflect any acquisitions or dispositions of material assets, mergers or other business combination transactions effected by LLC and its subsidiaries.
-------------------------------------------------------------------------------------------------------------------------

CALLS ON CLASS B      The Class B Units will have the repurchase price determined solely by reference to the period of
ADDITIONAL UNITS      the employee's post-closing service, in accordance with the following schedule:
-------------------------------------------------------------------------------------------------------------------------

                      GOOD EXIT PRICE:
--------------------------------------------------------------------------------------------------------------------------

                                ANNIVERSARY OF CLOSING               PRICE = COST                    PRICE = FMV
                                ----------------------               ------------                    -----------
--------------------------------------------------------------------------------------------------------------------------
                             Before 1st                                   100%                            0%
                             After 1st, before 2nd                         80%                           20%
                             After 2nd, before 3rd                         60%                           40%
                             After 3rd, before 4th                         40%                           60%
                             After 4th, before 5th                         20%                           80%
                             After 5th                                      0%                          100%
--------------------------------------------------------------------------------------------------------------------------

                      VOLUNTARY QUIT PRICE:
                      ---------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                   PRICE = LOWER OF
                                ANNIVERSARY OF CLOSING               COST OR FMV                     PRICE = FMV
                                ----------------------               -----------                     -----------
--------------------------------------------------------------------------------------------------------------------------
                             Prior to 3rd                            100%                                 0%
                             After 3rd, before 4th                    60%                                40%
                             After 4th, before 5th                    25%                                75%
                             After 5th                                 0%                               100%
-------------------------------------------------------------------------------------------------------------------------

                        For each of the charts listed above, after a percentage
                        of the equity is subject to call at
-------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------
                        FMV (for Good Exit, after 1st anniversary, for Voluntary Quit, after 3rd anniversary) the increase in the Applicable Percentage between the anniversaries of the closing is accrued monthly (e.g., for Voluntary Quit, between years 3 and 4, the percentage subject to purchase of FMV increases by approximately 3.42% per month, for Good Exit, the year to year increase is at approximately
                        1.67% per month).  In the case of an employee who leaves upon a "Good Exit", if 90% of the Class
                        D Case has been achieved for the fiscal year ended in 2004, the Applicable Percentage will be
                        100%.
--------------------------------------------------------------------------------------------------------------------------

                        TERMINATION FOR CAUSE:  Class B Units held by an employee who is terminated for cause following the closing will be subject to call at the lesser of FMV or cost.
--------------------------------------------------------------------------------------------------------------------------

CALLS ON CLASS C        The call price with respect to the Class C Units will be FMV; provided that, in the case of a
ADDITIONAL UNITS        Voluntary Quit prior to the third anniversary or a termination for Cause, the call price will be cost.  If less than all of the Class C Units of a holder has been called, such holder will not be entitled to receive any increase in the value of the remaining Class C Units held by such holder which is attributable to the achievement of performance targets after the event giving rise to such call.  Class C Units that have achieved full distribution rights may be called at their fair market value as of the date of the employee's termination of employment.
--------------------------------------------------------------------------------------------------------------------------

CALLS ON CLASS D        The call provisions with respect to the Class D Units will be identical to those of the Class C
ADDITIONAL UNITS        Units, except that the achievement of full distribution rights with respect to the Class D Units will based upon the achievement of the EBITDA and leverage targets stated in the Class D Case for the relevant year.
--------------------------------------------------------------------------------------------------------------------------

IMPACT OF EXIT/SALE     All Class B Units become entitled to their full distribution rights upon a sale of the LLC.
                        Class C Units and Class D Units will become entitled to their full distribution rights upon a sale of the LLC if stated return levels are achieved as described below.


                        The Class C Units will become entitled to their full distribution rights to the extent that, after giving effect to such distribution rights, the Sponsor Group receive sale proceeds in the form of cash or readily marketable securities that (1) are at least as equal to 2 times the
                        Sponsor Group's investment and (2) represent at least a 25% (compounded annually) IRR on its investment.


                        The Class D Units will become entitled to their full distribution rights to the extent that, after giving effect to such distribution rights, the Sponsor Group receives sale proceeds in the form of cash or readily marketable securities that (1) are at least as equal to 3 times the
                        Sponsor Group's investment and (2) represent at least a 35% (compounded annually) IRR on its investment.
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

SEVERANCE FOR G-7, THE       For G-7, the Operating Committee members and the Ad Hoc Operating Committee members, the
OPERATING COMMITTEE AND      change of control agreements will be terminated, but the existing levels of basic severance
THE AD HOC OPERATING         benefits will remain in effect except as provided otherwise in the forms of employment
COMMITTEE                    agreement being provided concurrently herewith.  However, the definitions of cause and good reason under such agreements will be amended to read as set forth in the forms of employment agreement being provided concurrently herewith.
--------------------------------------------------------------------------------------------------------------------------

EXISTING NON-CIC SEVERANCE   Severance agreements for employees not referred to above who do not currently have change
AGREEMENTS FOR               of control agreements will be left in place, subject to modification to make clear that a material breach of any agreement with the Company or a member of the Sponsor Group or of any employment policy of the Company will constitute
--------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------------
OTHER EXECUTIVE              cause for termination.
--------------------------------------------------------------------------------------------------------------------------

EXCISE TAX PROTECTION        The Company will provide each employee who invests in the LLC with a full gross-up of any excise taxes (including payment for the income, employment and excise taxes payable in respect of the gross-up amount) that the employee may incur as a result of the current transaction.
--------------------------------------------------------------------------------------------------------------------------

NONCOMPETITION AGREEMENTS    Each of the employees will enter into reasonable noncompetition agreements with the LLC and its subsidiaries covering a period equal to the greater of two years from closing or a number of years from termination of employment equal to the number of years of base salary that the employee is entitled to receive as severance.  The employees will also provide covenants regarding nonsolicitation of employees, customers and clients for a similar period (which will apply following all terminations of employment, regardless of the reason).  The unit subscription agreement also will contain reasonable non-competition covenants covering a period equal to two years from the date on which the employee ceases to be a unitholder and will provide, in the event of a breach of the non-competition covenants, for the forfeiture of all net proceeds in excess of principal (if any) received by the employee from the disposition of his units and the right of LLC and its affiliates to call any or all of the employee's units at cost.
--------------------------------------------------------------------------------------------------------------------------

MANAGEMENT AGREEMENT         The form of Management Agreement referred to in the Securityholders Agreement is attached hereto as Attachment D.
--------------------------------------------------------------------------------------------------------------------------

                      * This includes the Class A Participating Preferred Units.

                                                                    ATTACHMENT D


                             MANAGEMENT AGREEMENT


            This Agreement is made as of this ___ day of __________, 2000, among Sunrise Medical Inc., a Delaware corporation (the "Company"), V.S.M. Holdings, Inc., a Delaware corporation ("Parent"), V.S.M. Investors, LLC, a Delaware limited liability company ("Investors"), Vestar Capital Partners ("Vestar") and Park Avenue Equity Management, LLC ("PAEM").

            WHEREAS, Vestar and PAEM, by and through their officers, employees, agents, representatives and affiliates, have expertise in the areas of corporate management, finance, investment, acquisitions and other matters relating to the business of the Company; and

            WHEREAS, each of Investors, Parent and the Company desires to avail itself, for the term of this Agreement, of the expertise of Vestar and PAEM in the aforesaid areas, in which it acknowledges the expertise of Vestar and PAEM.

            NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

            1. APPOINTMENT. Each of Investors, Parent and the Company hereby appoints Vestar and PAEM to render the advisory and consulting services described in Paragraph 2 hereof commencing upon the Effective Time (as defined in Section 3(b) hereof).

            2. SERVICES. Each of Vestar and PAEM hereby agrees that commencing upon the Effective Time it shall render to each of Investors, Parent and the Company (and their subsidiaries) by and through such of Vestar's and PAEM's respective officers, employees, agents, representatives and affiliates as Vestar and PAEM, as the case may be, in each of their sole discretion, shall designate from time to time, advisory and consulting services in relation to the affairs of Investors, Parent and the Company (and their subsidiaries) in connection with strategic financial planning, and other services not referred to in the next sentence, including, without limitation, advisory and consulting services in relation to the selection, supervision and retention of independent auditors, the selection, retention and supervision of outside legal counsel, and the selection, retention and supervision of investment bankers or other financial advisors or consultants. It is expressly agreed that the services to be performed hereunder shall not include (x) investment banking or other financial advisory services rendered by any of Vestar, PAEM and their respective affiliates to Investors, Parent and the Company (and their subsidiaries) after the Effective Time in connection with acquisitions, divestitures, refinancings, restructurings and similar transactions by Investors, Parent and the Company (and their subsidiaries) or (y) full or part-time employment by any of the Company and its subsidiaries of any employee or partner of any of Vestar, PAEM and any of their respective affiliates, in each case, for which Vestar, PAEM and their respective affiliates shall be entitled to receive additional compensation.

            3. FEES. (a) In consideration of the services contemplated by Paragraph 2, subject to the provisions of Paragraph 6, Investors, Parent and the Company and their respective successors hereby jointly and severally agree to pay to Vestar and PAEM an aggregate per annum management fee (the "Fee") equal to the greater of (i) $750,000 and (ii) an amount per annum equal to 1.25% of Consolidated EBITDA (as defined in the Credit Agreement entered into on ______ __, 2000 among V.S.M. Acquisition Corp., the lenders party thereto and Bankers Trust Company, as administrative agent for such lenders), before deducting the Fee payable pursuant to this Section 3 ("Adjusted EBITDA"), commencing at the Effective Time. The Fee shall be payable semi-annually in advance (based on clause (i) above in 2000 and thereafter based on the greater of clause (i) above and 1.25% of the prior year's Adjusted EBITDA), with an adjustment of the Fee for any fiscal year payable promptly following the determination of Adjusted EBITDA for such fiscal year or on termination of this Agreement. The Fee shall be allocated between PAEM and Vestar as follows: (i) PAEM's percentage of the Fee shall equal (X) the total dollar amount of equity actually contributed by PAEM to Investors and its subsidiaries, divided by (Y) the total dollar amount of equity actually contributed by all equity investors in Investors and its subsidiaries (other than employees of the Company) to Investors and its subsidiaries; and (ii) Vestar shall receive the balance of the Fee. The semi-annual Fee payments shall be non-refundable (except for any downward adjustment as described above).

                  (b) Investors, Parent and the Company and their respective successors also hereby jointly and severally agree to pay Vestar and PAEM at the effective time (the "Effective Time") of the merger provided for in the Agreement and Plan of Merger dated as of October 16, 2000, among the Company, Investors, Parent and V.S.M. Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (the "Merger Agreement"), a transaction fee equal to $5 million plus all of Out-of-Pocket Expenses (as defined in Section 4) incurred by Vestar and PAEM prior to the Effective Time for services rendered by Vestar and PAEM in connection with the consummation of the Offer and the Merger referred to in the Merger Agreement. $4 million of such transaction fee will be payable to Vestar and $1 million of such transaction fee will be payable to PAEM.

            4. REIMBURSEMENTS. In addition to the Fee, Investors, Parent and the Company hereby jointly and severally agree, at the direction of Vestar or PAEM, as the case may be, to pay directly or reimburse Vestar or PAEM for its reasonable Out-of- Pocket Expenses incurred after the Effective Time in connection with the services provided for in Paragraph 2 hereof. For the purposes of this Agreement, the term "Out- of-Pocket Expenses" shall mean the amounts paid by or on behalf of Vestar or PAEM, as the case may be, in connection with the services contemplated hereby, including reasonable (i) fees and disbursements of any independent professionals and organizations, including independent auditors and outside legal counsel, investment bankers or other financial advisors or consultants, (ii) costs of any outside services or independent contractors, such as financial printers, couriers, business publications or similar services, and (iii) transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Vestar and PAEM of the statement in connection therewith.

            5. INDEMNIFICATION. Investors, Parent and the Company hereby jointly and severally agree to indemnify and hold harmless Vestar, PAEM and affiliates and their respective affiliates and partners, officers, directors, employees, agents, representatives and stockholders (each being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities of whatever kind or nature, joint or several, absolute, contingent or consequential, to which such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the services contemplated by this Agreement or the engagement of Vestar and PAEM pursuant to, and the performance by Vestar and PAEM of the services contemplated by, this Agreement. Investors, Parent and the Company hereby jointly and severally agree to reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto. Investors, Parent and the Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of Vestar or PAEM. None of Investors, Parent and the Company shall be obligated to make any payment to Vestar or PAEM hereunder unless and until the Effective Time has occurred.

            6. TERM. This Agreement shall be in effect on the date hereof and shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement or (ii) such time after the Effective Time as Vestar Capital Partners IV, L.P., a Delaware limited partnership ("VCP"), Park Avenue Equity
Partners, LP, a Delaware limited partnership ("PAE"), and the respective partners therein and the respective affiliates thereof, in the aggregate, hold directly or indirectly through Investors and Parent, or otherwise, less than 20% of the voting power of the Company's outstanding voting stock. The provisions of Paragraphs 4, 5, 7 and 8 and the joint and several obligation of Investors, Parent and the Company to pay Fees accrued during the term of this Agreement pursuant to Section 2 shall survive the termination of this Agreement.

            7. PERMISSIBLE ACTIVITIES. Subject to all applicable provisions of New York law that impose fiduciary duties upon Vestar , PAEM or their respective partners or affiliates, nothing herein shall in any way preclude Vestar , PAEM or their respective partners, officers, employees or affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Company.

            8. GENERAL. (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall in any event be effective unless the same shall be in writing and signed by the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                         (b)  Any and all notices hereunder shall, in the
absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

to Vestar:        Vestar Capital Partners
                  245 Park Avenue, 41st Floor
                  New York, New York  10167
                  Attention: General Counsel

If to PAEM:       Park Avenue Equity Management, LLC
                  500 Park Avenue, Suite 510
                  New York, New York  10022
                  Attention:  _____________

to Investors, Parent
the Company:      ___________________


                  Attention:

In either case,
with copies to:   Vestar Capital Partners
                  245 Park Avenue, 41st Floor
                  New York, NewYork  10167
                  Attention:  General Counsel

                            and

                  Park Avenue Equity Management, LLC
                  500 Park Avenue, Suite 510
                  New York, New York 10022
                  Attention:  ________________

                            and

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  York, New York  10017
                  Peter J. Gordon, Esq.

                  (a) This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

                  (b) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES TO THIS AGREEMENT HEREBY AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. This Agreement shall inure to the benefit of, and be binding upon, Vestar, PAEM, the Indemnified Parties, Investors, Parent, the Company and their respective successors and assigns.

                  (c) This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each set of counterparts showing execution by all parties shall be deemed an original, but all of which shall constitute one and the same instrument.

(d) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

            WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

                                  VESTAR CAPITAL PARTNERS

                                  By its General Partner:


                                  By:
                                     -------------------------------------------
                                        Name:
                                        Title:


                                  PARK AVENUE EQUITY MANAGEMENT, LLC

                                  By its General Partner:


                                  By:
                                     -------------------------------------------
                                        Name:
                                        Title:


                                  SUNRISE MEDICAL INC.


                                  By:
                                     -------------------------------------------
                                        Name:
                                        Title:


                                  V.S.M. INVESTORS, LLC


                                  By:
                                     -------------------------------------------
                                        Name:
                                        Title:


                                  V.S.M. HOLDINGS, INC.


                                  By:
                                     -------------------------------------------
                                        Name:
                                        Title:


                                  V.S.M. ACQUISITION CORP.


                                  By:
                                     -------------------------------------------
                                        Name:
                                        Title: